EXHIBIT 2

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

                              SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of December 15, 2017, by and among Marrone Bio Innovations, Inc., a Delaware corporation, with headquarters located at 1540 Drew Avenue, Davis, CA 95618 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

                              WHEREAS:

                              A.             The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”).

                              B.             Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate number for all Buyers together shall be 44,000,001 shares of Common Stock and shall collectively be referred to herein as the “Common Shares”) and (ii) Warrants, in substantially the form attached hereto as Exhibit A (the “Warrants”), representing the right to acquire up to that number of additional shares of Common Stock set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers (as exercised, collectively, the “Warrant Shares”).

                              C.             Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

                              D.             Contemporaneously with the Closing (as defined below), the Lead Investor (as defined below) and certain shareholders of the Company shall execute and deliver a Voting and Lock-Up Agreement, in form and substance acceptable to the Lead Investor (the “Voting and Lock-Up Agreement”).

                              F.             The Common Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.

                              NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

               1.            PURCHASE AND SALE OF COMMON SHARES AND WARRANTS.

                              (a)            Purchase of Common Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6, 7 and 8 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (x) the number of Common Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers, along with (y) Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers (the “Closing”).

                              (b)            Closing. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on the later of (i) February 5, 2018 or (ii) three Business Days (as defined below) after notification of satisfaction (or waiver) of each of the conditions to the Closing set forth in Sections 6, 7 and 8 below (or such other date and time as is mutually agreed to by the Company and the Required Holders (as defined in Section 10(e)), remotely via the electronic exchange of signature pages and Closing documentation and payment of funds in accordance with Section 1(d). As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                              (c)            Purchase Price. The aggregate purchase price for the Common Shares and the related Warrants to be purchased by each Buyer at the Closing shall be the amount set forth opposite such Buyer’s name in column (5) of the Schedule of Buyers (the “Purchase Price”). The price per Common Share and related Warrants shall be the amount of $0.75 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof), except that Ospraie Ag Science LLC (the “Lead Investor”) shall pay $0.50 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) per Common Share and related Warrants purchased by it through the surrender of the Ospraie Note (as defined and described in Section 1(d)).

                              (d)            Form of Payment. On the Closing Date, each Buyer shall pay its respective Purchase Price to the Company for the Common Shares and the Warrants to be issued and sold to such Buyer at the Closing (less, in the case of the Lead Investor, the amounts withheld pursuant to Section 4(d)), by wire transfer of immediately available funds in accordance with the Company’s written wire instructions; provided, however, that the Lead Investor may surrender to the Company that certain Amended and Restated Promissory Note issued by the Company to Dwight W. Anderson on October 12, 2017, as amended prior to the date hereof, including, without limitation on October 23, 2017 (the “Ospraie Note”), for cancellation pursuant to Section 5 thereof and any amount due thereunder by the Company as of the Closing Date shall be reduced on a dollar-for-dollar basis by the cash amount to be paid as Purchase Price by the Lead Investor.

                              (e)            Delivery of Securities. On the Closing Date, the Company shall deliver to each Buyer (i) evidence from the Company’s transfer agent of the issuance of the number of Common Shares as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers, registered in the name of such Buyer in book-entry form on the books and records of the Company’s transfer agent and (ii) Warrants which such Buyer is purchasing hereunder pursuant to which such Buyer shall have the right to acquire up to such number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers, duly executed on behalf of the Company and registered in the name of such Buyer.

               2.            BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants with respect to only itself to the Company that, as of the date hereof and as of the Closing Date:

                              (a)            No Public Sale or Distribution. Such Buyer is (i) acquiring the Common Shares and the Warrants and (ii) upon exercise of the Warrants (other than pursuant to a Cashless Exercise (as defined in the Warrants)) will acquire the Warrant Shares issuable upon exercise of the Warrants, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act after expiration of the Lock-Up Period (as defined in the Registration Rights Agreement). Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. As used herein, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

                              (b)            Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D and such Buyer is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Securities, including investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities.

                              (c)            Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

                              (d)            Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk and is able to bear such risk and to afford a complete loss of such investment. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

                              (e)            No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                              (f)            Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, the form and substance of which shall be reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration under the 1933 Act, or (C) such Buyer provides the Company with reasonable assurance (including, if requested by the Company, a customary representation letter reasonably acceptable to the Company) that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended, (or a successor rule thereto) (“Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, after the expiration of the Lock-Up Period, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not then be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer then effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(f).

                              (g)            Legends. Such Buyer understands that the book-entry or other instruments representing the Common Shares and the Warrants and, until such time as the resale of the Common Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the book-entry representing the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Common Shares or Warrant Shares):

[NEITHER THE ISSUANCE AND SALE OF THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY ARE EXERCISABLE HAVE BEEN] [THIS SECURITY HAS NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR ASSIGNED ONLY (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, INCLUDING RULE 144 UNDER SAID ACT, IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AND, IN CASE OF (II) OTHER THAN PURSUANT TO RULE 144, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NOTWITHSTANDING THE FOREGOING, AFTER THE DATE THAT IS 180 DAYS FROM ISSUANCE, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, the form and substance of which shall be reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance (including, if requested by the Company, a customary representation letter reasonably acceptable to the Company) that the Securities can be sold, assigned or transferred pursuant to Rule 144. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance. If the Company shall fail for any reason or for no reason to issue to the holder of the Securities on or before the earlier of (x) two (2) Trading Days (as defined in the Warrants) and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below), in each case, after the occurrence of any of (i) through (iii) above (the initial date of such occurrence, the “Legend Removal Date”), a certificate without such legend to such holder or to issue such Securities to such holder by electronic delivery at the applicable balance account at DTC, and if on or after such Trading Day the holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of such Securities that the holder anticipated receiving without legend from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the holder’s request and in the holder’s discretion, either (i) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such unlegended Securities shall terminate, or (ii) promptly honor its obligation to deliver to the holder such unlegended Securities as provided above and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price (as defined in the Warrants) of the Common Stock on the applicable Legend Removal Date or on the date the Company makes the applicable cash payment, whichever is higher. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Eligible Market (as defined in the Warrants) with respect to the Common Stock as in effect on the applicable date of determination.

                              (h)            Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

                              (i)             Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

                              (j)             No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder or consummate the transactions contemplated hereby and thereby on a timely basis.

                              (k)            Certain Transactions and Confidentiality. Such Buyer has not, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, directly or indirectly executed any purchases or sales, including “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act (as defined below) (“Short Sales”), of the securities of the Company during the period commencing as of the time that such Buyer first received knowledge of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Buyer that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Buyer’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Buyer’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Buyer’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and affiliates, such Buyer has maintained through the date of this Agreement the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

                              (l)            Brokers or Finders. Neither such Buyer nor any of its affiliates (as defined in Rule 144) or any of their respective officers or directors has employed any broker or finder or incurred any liability for any financial advisory fee, brokerage fees, commissions or finder’s fee, and no broker or finder has acted directly or indirectly for such Buyer or any of its affiliates or any of their respective officers or directors in connection with this Agreement or the transactions contemplated hereby.

               3.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                              Except as set forth in the schedules delivered herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

                              (a)            Organization and Qualification. Each of the Company and each of its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means (i) any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, individually or taken as a whole, (ii) any material adverse effect on the transactions contemplated hereby or the other Transaction Documents (as defined below), or (iii) any material adverse effect on the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents or consummate the transactions contemplated hereby and thereby on a timely basis, in each case, taking into account the current state of Insolvency (as defined in Section 3(k)) of the Company; provided, that any failure to meet any internal or public projections, sales targets, forecasts, estimates or guidance for any period shall not be considered when determining whether a Material Adverse Effect has occurred (it being understood that the underlying circumstances, events or reasons giving rise to any such failure (to the extent not excluded by this definition) can be taken into account in determining whether a Material Adverse Effect has occurred). The Company has no Subsidiaries except as set forth in Schedule 3(a).

                              (b)            Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Lock-Up Agreements (as defined in Section 7(xvi)) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Common Shares and the Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants, have been duly authorized by the Company’s Board of Directors (the “Board”), and (other than the filing with the SEC of one or more Registration Statements (as defined in the Registration Rights Agreement) in accordance with the requirements of the Registration Rights Agreement and any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by the Company, its Board or its stockholders, other than obtaining Stockholder Approval (as defined below) and the approval of The NASDAQ Capital Market (the “Principal Market”) regarding the listing of the Securities (the “Principal Market Approval”) and the filing of any document that may be required by the Principal Market. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

                              (c)            Issuance of Securities. The issuance of the Common Shares and the Warrants are duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, the Common Shares and the Warrants shall be validly issued and free from all preemptive or similar rights (except for those which have been validly waived prior to the date hereof), taxes, liens and charges and other encumbrances with respect to the issue thereof and the Common Shares shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Common Stock. As of the Closing Date, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds the maximum number of Warrant Shares issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein). Upon exercise of the Warrants in accordance with the terms of the Warrants, the Warrant Shares when issued will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties of each Buyer set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

                              (d)            No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares and the Warrants and reservation for issuance and issuance of the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below) or Bylaws (as defined below) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the articles of association or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, except to the extent such conflict, default, termination, amendment, acceleration or cancellation would not reasonably be expected to have a Material Adverse Effect or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and including all applicable foreign, federal, state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except to the extent such violation would not reasonably be expected to have a Material Adverse Effect.

                              (e)            Consents. Other than obtaining Stockholder Approval, filing the proxy statement (the “Proxy Statement”) with respect to the Stockholder Approval, the Principal Market Approval and the filing of any document that may be required by the Principal Market, the Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement and any other filings as may be required by any state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date (or in the case of filings detailed above, will be made timely after the Closing Date), and the Company is unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future other than as a result of (i) the Company failure to hold an annual meeting of shareholders during the year ending December 31, 2017 and (ii) the trading price per share of the Common Stock being below $1.00. Subject to receipt of the Stockholder Approval and the Principal Market Approval, the issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

                              (f)            Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company and except as disclosed in filings made under Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                              (g)            No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to National Securities Corporation (the “Placement Agent”) in connection with the sale of the Securities. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable and documented attorney’s fees and out-of- pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities. Other than the Placement Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

                              (h)            No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting at the direction of any of the foregoing has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to be integrated with prior offerings under circumstances that would require approval of stockholders of the Company for such prior offerings by virtue of such integration for purposes of any applicable stockholder approval rules, including, without limitation, under the rules and regulations of the Principal Market.

                              (i)             Application of Takeover Protections; Rights Agreement. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, stockholder rights plan, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision, including, without limitation, under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities.

                              (j)             SEC Documents; Financial Statements. Except as disclosed in Schedule 3(j), since November 10, 2015, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the Closing Date and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”) and all exhibits included therein. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act applicable to the Company and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (“GAAP”) (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its Subsidiaries, on a consolidated basis, as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                              (k)            Absence of Certain Changes. Except as disclosed in Schedule 3(k), since December 31, 2016, (i) there has been no event, occurrence or development that would reasonably be expected to have Material Adverse Effect, (ii) there have been no (A) sale of assets other than those in the ordinary course of business, (B) capital expenditures or (C) transactions, in each case individually or in the aggregate, in excess of $500,000, entered into by the Company or any of the Subsidiaries, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or the Subsidiaries on any class or series of its capital stock and (iv) the Company has not incurred any liability in excess of $500,000 other than in the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(k), “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined in Section 3(q)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted, and “Insolvency” shall have the meaning correlative hereto.

                              (l)            No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

                              (m)            Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designations, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. During the two (2) years prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no written notice from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate foreign, federal or state regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

                              (n)            Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

                              (o)            Transactions With Affiliates. Except as set forth in Schedule 3(o), none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other Person in which any such officer, director, or employee has a substantial interest or is an employee, officer, director, trustee or partner.

                              (p)            Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 250,000,000 shares of Common Stock, of which as of the date hereof, 31,350,877 shares are issued and outstanding, 3,113,607 shares are reserved for issuance upon exercise of outstanding options issued under the Company’s equity incentive plans (the “Plans”), 822,227 shares are reserved for issuance upon settlement of outstanding restricted stock units issued under the Plans, 2,350,574 shares are reserved for issuance pursuant to awards that may be made under the Company’s Plans, 4,231,288 shares are reserved for issuance upon exercise of outstanding warrants to purchase Common Stock, and no shares are reserved for issuance pursuant to any other securities exercisable or exchangeable for, or convertible into, shares of Common Stock (other than the aforementioned options, restricted stock units, plans or warrants, or the Warrants) and (ii) 20,000,000 shares of preferred stock, par value $0.00001 per share, none of which are issued and outstanding. The Company does not maintain an employee stock purchase plan. No shares of Common Stock are held in treasury. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. 5,761,675 shares of the Company’s issued and outstanding Common Stock on the date hereof are as of the date hereof owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act) of the Company or any of its Subsidiaries. (i) Except as disclosed in Schedule 3(p)(i), none of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any Subsidiary; (ii) except as disclosed in Schedule 3(p)(ii), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) except as disclosed in Schedule 3(p)(iii) or pursuant to the Registration Rights Agreement, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (iv) except as disclosed in Schedule 3(p)(iv), there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (v) except as disclosed in Schedule 3(p)(v), there are no securities or instruments containing anti- dilution or similar provisions that will be triggered by the issuance of the Securities; (vi) except as disclosed in Schedule 3(p)(vi), neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (viii) except as disclosed in Schedule 3(p)(viii), neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. True, correct and complete copies of the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, Common Stock and the material rights of the holders thereof in respect thereto have heretofore been filed as part of the SEC Documents.

                              (q)            Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries, (i) except as disclosed in Schedule 3(q)(i), has any outstanding Indebtedness (as defined below), (ii) except as disclosed in Schedule 3(r)(ii),there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries. (iii) except as disclosed in Schedule 3(q)(iii), is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) except as disclosed in Schedule 3(q)(iv), is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Schedule 3(q) provides a detailed description of the material terms of such outstanding Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP consistently applied, during the periods involved) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset or property owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, capital lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

                              (r)            Absence of Litigation. There is no action, suit or proceeding, or, to the Company’s knowledge, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(r). The matters set forth in Schedule 3(r) would not reasonably be expected to have a Material Adverse Effect if determined adversely to the Company or the Subsidiaries.

                              (s)            Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                              (t)            Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’ relations with their respective employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                              (u)            Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property that is material to the business of the Company and the Subsidiaries and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                              (v)            Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works of authorship, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted, except for such failures to own or possess as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of patents owned by the Company or any of its Subsidiaries is listed on Schedule 3(v)(i). Except as set forth in Schedule 3(v)(ii), none of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or are expected to be abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement, other than any expiration, termination or abandonment that would not reasonably be expected to have a Material Adverse Effect. The Company has no knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or any of its Subsidiaries regarding their Intellectual Property Rights, except for such claims, actions or proceedings as would not reasonably be expected to have a Material Adverse Effect. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

                              (w)            Environmental Laws. The Company and its Subsidiaries (A) are in compliance with all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                              (x)            Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

                              (y)            Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, U.S. federal, state and local income tax returns required by any jurisdiction to which it is subject or is eligible for, and has requested, extensions thereof, (ii) has timely paid, in all material respects, all taxes required to be paid by it and any other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim.

                              (z)            Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as set forth in Schedule 3(z), during the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant relating to any material weakness in the internal accounting controls of the Company or any of its Subsidiaries.

                              (aa)          Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

                              (bb)          Investment Company Status. The Company is not, and upon consummation of the sale of the Securities, and for so long as any Buyer holds any Securities, will not be, an “investment company,” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). To the Company’s knowledge, the Company is not controlled by an “investment company,” as defined in the Investment Company Act.

                              (cc)          Acknowledgement Regarding Buyers’ Trading Activity. The Company acknowledges and agrees that other than as expressly set forth in this Agreement or the Registration Rights Agreement (i) none of the Buyers has been asked by the Company to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) any Buyer, and counter-parties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock and (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (a) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Warrants or any of the documents executed in connection herewith.

                              (dd)         Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that would reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Placement Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Placement Agent, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                              (ee)          U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company and each Subsidiary shall so certify to the Lead Investor upon the Lead Investor’s request.

                              (ff)           Eligibility for Registration. The Company is eligible to register the Common Shares and the Warrant Shares for resale by the Buyers using Form S-3 promulgated under the 1933 Act.

                              (gg)         Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

                              (hh)         Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

                              (ii)            Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

                              (jj)            No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

                              (kk)          Disclosure. All disclosure provided to the Buyers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including information referred to in Section 2(d) of this Agreement, and the schedules to this Agreement, but excluding projections and similar forward-looking information, furnished by or on behalf of the Company or any of its Subsidiaries, does not contain, at the time such information was furnished by or on behalf of the Company or any of its Subsidiaries, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Any projections, forecasts, estimates, budgets and the forward-looking information delivered to any of the Buyers were prepared by the Company in good faith upon assumptions believed by the Company to be reasonable at the time made. All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to you pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will not contain, at the time such information is furnished by or on behalf of the Company or any of its Subsidiaries, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

                              (ll)            Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP consistently applied, during the periods involved and applicable law. No stock option granted under the stock option plan of the Company has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

                              (mm)        Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

                              (nn)          No Conflicts with Sanctions Laws. Neither the Company nor any of its Subsidiaries, nor any director, officer, employee, agent, affiliate of the Company or other person acting on behalf of the Company or any of its Subsidiaries or affiliates is, or is directly or indirectly owned or controlled by, a Person that is currently subject to any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Departments of State or Commerce and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or any other relevant sanctions authority (collectively, “Sanctions”), or is the Company, any of its Subsidiaries located, organized or resident in a country or territory that is the subject or target of a comprehensive embargo or Sanctions prohibiting trade with the country or territory, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); no action of the Company or any of its Subsidiaries in connection with (i) the execution, delivery and performance of this Agreement and the other Transaction Documents, (ii) the issuance and sale of the Securities or (iii) the direct or indirect use of proceeds from the Securities or the consummation of any other transaction contemplated hereby or by the other Transaction Documents or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby and by the other Transaction Documents being used, or loaned, contributed or otherwise made available, directly or indirectly, to any Subsidiary, joint venture partner or other person or entity, for the purpose of (i) unlawfully funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

                              (oo)         Anti-Bribery. Neither the Company, nor any of its Subsidiaries or affiliates, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company, or any of its Subsidiaries or affiliates, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, to any employee or agent of a private entity with which the Company does or seeks to do business (a “Private Sector Counterparty”) or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated or is in violation of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.K Bribery Act 2010, or any other similar law of any other jurisdiction in which the Company operates its business, including, in each case, the rules and regulations thereunder, (iv) taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (v) otherwise made any bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment; the Company and each of its respective Subsidiaries has instituted and has maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with the laws referred to in (iii) above and with this representation and warranty; and none of the Company, nor any of its Subsidiaries or affiliates will directly or indirectly use the proceeds of the convertible securities or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing or facilitating any activity that would violate the laws and regulations referred to in (iii) above.

                              (pp)         Other Covered Persons. The Company is not aware of any Person (other than the Placement Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Securities.

                              (qq)         Restatement and Restatement-Related Events. The impact or effects of the Company’s previously completed Restatement or of any Restatement-Related Claim or any Restatement-Related Event or shall be deemed to be an exception to (or a disclosure for purposes of) each of the Company’s representations and warranties and covenants set forth in this Agreement. For purposes of this Section 3(qq), “Restatement” means the restatement of the Company’s financial statements as of and for the fiscal years ended December 31, 2012, 2013 and 2014, which the Company completed on November 10, 2015. “Restatement-Related Claim” means the legal proceedings, including shareholder litigation, that arose during the fiscal years ended December 31, 2014 and 2015 in connection with the Restatement and Restatement- Related Events, all of which the Company subsequently settled. “Restatement-Related Event” means any event, effect or condition partially or wholly relating to, the Company’s identification and completion of the Restatement, including, but not limited to, actions taken by the Company to (i) become current on its filings with the SEC, (ii) address the potential de-listing of the Common Stock on the Principal Market, (iii) address any investigations by the SEC or other governmental entities or regulators, (iv) address and remediate defects, errors, defalcations and incorrect practices in the Company’s reporting and revenue recognition practices and policies with respect to sales of products to distributors caused by the events leading to the Restatement and (v) address and remediate any material weaknesses or deficiencies in the Company’s internal controls over financial reporting.

               4.            COVENANTS.

                              (a)            Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6, 7 and 8 of this Agreement.

                              (b)            Blue Sky. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

                              (c)            Use of Proceeds. The Company will use the net proceeds from the sale of the Securities for general corporate purposes, including operating expenses, working capital to improve and promote its commercially available products, advance product candidates, expand international presence and commercialization and general capital expenditures.

                              (d)            Fees. The Company shall reimburse the Lead Investor (a Buyer) or its designee(s) for all reasonable and documented costs and expenses not to exceed $300,000 incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable and documented legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount may be withheld by the Lead Investor from its Purchase Price at the Closing to the extent not previously reimbursed by the Company. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agent. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

                              (e)            Pledge of Securities. The Company acknowledges and agrees that after the expiration of the Lock-Up Period, the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. After the expiration of the Lock-Up Period, the pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

                              (f)            Disclosure of Transactions and Other Material Information. On or before 5:30 p.m., New York City time, on the fourth (4th) Business Day after this Agreement has been executed, the Company shall (A) issue a press release reasonably acceptable to the Lead Investor disclosing all material terms of the transactions contemplated hereby and (B) file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement), the form of the Warrant, the form of Lock-Up Agreement and the form of the Registration Rights Agreement as exhibits to such filing (including all attachments), the “8-K Filing”). If the Lead Investor at any time after the Lead Investor does not have an Investor Designee or Advisory Member on the Board in accordance with and pursuant to the terms of this Agreement (the “Lead Investor Termination Date”), has, or believes it has, received any material, nonpublic information regarding the Company or any of its Subsidiaries from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, it may provide the Company with written notice thereof and the Company shall by the earlier of (i) twenty five (25) Business Days of receipt of such notice by the Company and (ii) the date normally scheduled for the public disclosure of the Company’s earnings for the applicable fiscal quarter in which such notice is delivered to the Company, make public disclosure of such material, nonpublic information (the “Cleansing Document”). The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees, affiliates and agents, not to, provide the Lead Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the Lead Investor Termination Date without the express prior written consent of the Lead Investor. From and after the filing of the Cleansing Document, the Lead Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the Cleansing Document. In addition, effective upon the filing of the Cleansing Document, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any existing agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Lead Investor or any of their affiliates, on the other hand, shall terminate and be of no further force or effect. To the extent that the Company delivers any material, non- public information to the Lead Investor after the Lead Investor Termination Date without the Lead Investor’s prior written consent in violation of the provisions set forth herein, the Company hereby covenants and agrees that the Lead Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) that is materially consistent with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law, rules or regulations, including, but not limited to the Proxy Statement (provided that in the case of clause (i) the Lead Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Except for the Registration Statement required to be filed pursuant to the Registration Rights Agreement and as required by law, rules or regulations, without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise.

                              (g)            Variable Securities. So long as any Warrants are outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable.

                              (h)            Corporate Existence. So long as any Buyer beneficially owns any Securities, the Company shall maintain its corporate existence and shall not be party to any Fundamental Transaction (as defined in the Warrants) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants.

                              (i)             Reservation of Shares. So long as any Buyer owns any Warrants, the Company shall take all action necessary to at all times after the date hereof have authorized, and reserved for the purpose of issuance, no less than the number of shares of Common Stock issuable upon exercise of the Warrants then outstanding (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants). If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under Section 3(c), in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount.

                              (j)             Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, including, without limitation, FCPA, OFAC regulations and Anti-Money Laundering Laws, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

                              (k)            Additional Issuances of Securities.

                                              (i)             For purposes of this Agreement, the following definitions shall apply.

                                                                (1)            “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer, director or consultant for services provided to the Company.

                                                                (2)            “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

                                                                (3)            “Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan, provided that no more than 250,000 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) in the aggregate issued to consultants (other than the Advisory Members) under all Approved Stock Plans shall be deemed Excluded Securities, except as agreed in writing by the Lead Investor; (ii) upon exercise of the Warrants; provided, that the terms of such Warrants are not amended, modified or changed on or after the date hereof, except in accordance with their terms; (iii) upon exercise of any Options or Convertible Securities which are outstanding as of the date hereof; provided, that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the date hereof to increase the number of such shares issuable thereunder or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities; and (iv) upon exercise of the warrants issued to National Securities Corporation, Waddell & Reed Financial, Inc., Gordon Snyder (or the lenders for which Gordon Snyder serves as agent under loan agreements with the Company) or their respective affiliates, in each case on or about the Closing Date in connection with the transactions described in this Agreement; provided, that the terms of such Warrants are not amended, modified or changed on or after the date hereof to increase the number of such shares issuable thereunder or to decrease the exercise price of such securities or to extend the term of such securities.

                                                                (4)            “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

                                                                (5)            “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

                                               (ii)            From the date hereof until: (A) the earliest of (x) the time of the registration of all of the Registrable Securities (as defined in the Registration Rights Agreement) pursuant to and in accordance with the Registration Rights Agreement, which registration remains in effect, (y) such time as all of the Registrable Securities, if a registration statement is not available for the resale of all of the Registrable Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) and (z) the first date following the Closing Date when the Lead Investor and/or any of its affiliates no longer maintain the Lead Investor Minimum Threshold, the Company shall not, without the prior written consent of the Lead Investor, file any registration statement with the SEC, or file any amendment or supplement thereto, or grant any registration rights to any Person that can be exercised prior to the earlier of such time as set forth above, other than pursuant to the Registration Rights Agreement and any registration statement for the issuance of securities pursuant to an employee benefit plan or securities award, as registered on Form S-8, (B) the earlier of (x) the one (1) year anniversary of the Closing Date and (y) the first date following the Closing Date when the Lead Investor and/or any of its affiliates no longer maintain the Lead Investor Minimum Threshold, the Company shall not, without the prior written consent of the Lead Investor, directly or indirectly, issue, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents and (C) the first date following the Closing Date when the Lead Investor and/or any of its affiliates no longer maintain the Lead Investor Minimum Threshold, the Company shall not, without the prior written consent of the Lead Investor, directly or indirectly, be party to any solicitations, negotiations or discussions with regard to the foregoing.

                                               (iii)           The restrictions contained in subsection (ii) of this Section 4(k) shall not apply in connection with the issuance of any Excluded Securities; provided, however, that the Company shall not issue any Excluded Securities prior to the 2018 Shareholders Meeting (as defined in Section 4(p)(i)) to the extent that such issuance or any issuance upon the conversion, exchange or exercise of any such Excluded Security could result in the Major Stockholder Groups (as defined in the Voting and Lock-Up Agreement) holding at any time in the aggregate shares of Common Stock that represent less than a majority of the outstanding shares of Common Stock calculated on a fully diluted basis.

                              (l)             Promissory Notes Amendments. For so long as the Lead Investor and/or any of its affiliates beneficially own (as defined in Rule 13d-3 and Rule 13d-5 under the 1934 Act) an aggregate of at least the lower of (i) 4,702,632 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) and (ii) 15% of the then outstanding shares of Common Stock (the lower of (i) and (ii), the “Lead Investor Minimum Threshold”), the Company shall not, without the prior approval of the Lead Investor, directly or indirectly, amend, modify, waive or otherwise alter the business or economic terms of any provision of (i) the W&R Promissory Notes (as defined in Section 7(xii)) following the W&R Promissory Note Amendment (as defined in Section 7(xiii)) or (ii) the October 2012 and April 2013 Promissory Notes following the October 2012 and April 2013 Promissory Notes Amendment (as defined in Section 7(xv)).

                              (m)           Advisory Pool. Subject to approval by the stockholders of the Company as required under applicable rules and regulations of the Principal Market for amendment of the Company’s 2013 Stock Incentive Plan, as amended (the “2013 Plan” and such approval, the “2013 Plan Approval”), referred to in Section 8(ii), and for so long as the Lead Investor and/or any of its affiliates maintain the Lead Investor Minimum Threshold, (i) the Company shall reserve 4,000,000 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) under the 2013 Plan for issuance of awards of Options to Advisory Members and (ii) any such awards shall be made consistent with the general terms and conditions set forth in Exhibit C, in each case unless otherwise agreed between the Company and the Lead Investor.

                              (n)            Lock-Up. The Company shall not, directly or indirectly, amend, modify, waive or terminate any provision of any of the Lock-Up Agreements except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms. If any officer or director that is a party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its reasonable best efforts to seek specific performance of the terms of such Lock-Up Agreement.

                              (o)            FAST Compliance. While any Warrants are outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

                              (p)            Board Matters.

                                               (i)            The Company acknowledges and agrees that the Lead Investor intends to and may nominate up to two (2) Persons to be included in the Company’s slate of nominees standing for election to the Board at the 2018 Shareholders Meeting and the parties to the Voting and Lock-Up Agreement will have agreed to vote in favor of such nominees (the “Additional Designees”, and together with the Initial Designees (as defined in Section 8(iii)), the “Investor Designees”); provided, that the Lead Investor must provide written notice to the Company of the Additional Designees (which notice shall not be subject to the advance notice requirements for director nominations set forth in the Company’s Bylaws) no later than the later of (x) the forty-fifth (45th) day prior to the 2018 Shareholders Meeting and (y) the tenth (10th) day following the day the Company gives public notice of the date for the 2018 Shareholders Meeting (the “Additional Designee Notice”); and provided, further, that such Additional Designees must be “Independent Directors” (as defined in the rules of the Principal Market) and must not be subject to a Disqualification Event (as defined below). As used herein, “2018 Shareholders Meeting” means the Company’s annual or special meeting of stockholders held in 2018 at which, among other things, director-candidates of the Company to serve in Class II of the Board will be considered and elected by the Company’s stockholder, and every action or approval by written consent or resolution of the holders of shares of Common Stock related to election of such directors.

                                               (ii)            Upon receipt of the Additional Designee Notice and subject to Section 4(p)(i), the Board and the appropriate committee(s) of the Board, if any, shall take all necessary actions to (A) include only the Additional Designees in the Company’s slate of recommended director candidates for election to the Board at the 2018 Shareholders Meeting, (B) recommend only the Additional Designees for election to the Board at the 2018 Shareholders Meeting and (C) use its reasonable best efforts to procure the election of the Additional Designees. In addition, the Board and the appropriate committee(s) of the Board, if any, shall take all necessary actions to hold the 2018 Shareholders Meeting on or prior to the one hundred eightieth (180th) day following the Closing Date.

                                               (iii)           For so long as the Lead Investor and/or any of its affiliates maintain the Lead Investor Minimum Threshold, if any Investor Designee ceases to be a member of the Board for any reason or is not elected at the 2018 Shareholders Meeting, the Lead Investor will be entitled to designate (and the Board will promptly appoint as a director) another individual that must (a) be capable of being elected or appointed to the Board without violation of, and not have failed to comply with, any applicable law and the requirements of any federal, state, provincial, local or other court, governmental authority, tribunal, commission or regulatory body or self-regulatory body, including the SEC, the Principal Market and any regulatory authority with jurisdiction over the Company or its activities, or any political or other subdivision, department, agency or branch of any of the foregoing, (b) not have engaged in acts or omissions constituting a breach of such individual’s fiduciary duties, if any, to the Company and its shareholders, (c) not have engaged in acts or omissions that involve intentional misconduct or an intentional violation of law and that are felonies or violations of law involving moral turpitude or (d) not have engaged in any transaction involving the Company during the term of such individual’s membership on the Board, if any, from which such individual derived an improper personal benefit that was not disclosed to the Board prior to the authorization of such transaction if such disclosure is required pursuant to the Company’s governing documents and corporate governance policies, in each case, as determined by the Board reasonably and in good faith after consultation with outside legal counsel (any such event, an “Disqualification Event”) to serve as a director in place of such Investor Designee (a “Substitute Designee”). Upon becoming a member of the Board, the Substitute Designee will succeed to all of the rights and privileges of the Investor Designee being replaced under this Agreement.

                                               (iv)            For so long as the Lead Investor and/or any of its affiliates maintain the Lead Investor Minimum Threshold, without the prior written consent of the Lead Investor, the Board shall not take any action to (A) remove or cause the replacement of any of the Investor Designees (unless the Board determines reasonably and in good faith after consultation with outside legal counsel that such Investor Designee becomes subject to a Disqualification Event), (B) increase the size of the Board to more than seven (7) directors, (C) declassify the Board or decrease the length of the term of any Investor Designees to less than three (3) years, (D) reconstitute or reconfigure the classes in which the Investor Designees serve, (E) remove such individuals appointed pursuant to Section 8(iii) from such positions prior to the 2020 annual meeting of stockholders or (F) change the size of the Board’s Compensation Committee or the Board’s Nominating and Governance Committee from three (3) directors.

                                               (v)            Each of the Investor Designees will be (a) compensated for his or her service as a director and will be reimbursed for his or her expenses on the same basis as all other non-employee directors of the Company, provided that any director employed by the Lead Investor shall receive equity-based compensation in lieu of any cash compensation; (b) granted equity-based compensation and other benefits on the same basis as all other non-employee directors of the Company; and (c) entitled to the same rights of indemnification and directors’ and officers’ liability insurance coverage as the other non-employee directors of the Company as such rights may exist from time to time.

                                               (vi)           Upon designation by the Lead Investor, the Board shall promptly appoint up to such number of persons to serve as advisors to the Board (“Advisory Members”) equal to twice the number of Investor Designees the Lead Investor is entitled to then designate; provided that any individual so designated by the Lead Investor must not be subject to a Disqualification Event as determined by the Board reasonably and in good faith after consultation with outside legal counsel. Each of the Advisory Members shall (A) receive copies of all notices and written information furnished to the Board or any committee thereof reasonably in advance of the meeting to the extent practicable and no later than such notice is sent to the non-executive members of the Board, and (B) be permitted to be present at all meetings of the Board and any committee thereof (whether by phone, in person or otherwise); provided, that any such Advisor Member shall have first executed and delivered to the Company a confidentiality agreement in a form reasonably acceptable to the Company; and provided, further, that the Board or any committee thereof may exclude any Advisory Member from access to any Board or committee materials, meeting or portion thereof if the Board or any committee thereof, as applicable, concludes, acting in good faith, that (a) such exclusion is reasonably necessary to preserve the attorney-client or work product privilege between the Company and its counsel, (b) such Board or committee materials or discussion relates to the Company’s relationship, contractual or otherwise, with the Lead Investor or its affiliates or any actual or potential transactions between or involving the Company and the Lead Investor or its affiliates, or (iii) such exclusion is necessary to avoid a conflict of interest or disclosure that is restricted by any agreement to which the Company is a party or otherwise bound. If any Advisory Member ceases to serve as an advisory member of the Board for any reason, to the extent the Lead Investor remains entitled to designate an Advisory Member pursuant to the first sentence of this Section 4(p)(vi), the Lead Investor shall be entitled to designate another person to serve as an Advisory Member in place of such person, and the Board shall promptly appoint such individual as an advisory member of the Board, unless the Board determines reasonably and in good faith after consultation with outside legal counsel that such individual is subject to a Disqualification Event. Upon becoming an Advisory Member, the substitute Advisory Member will succeed to all of the rights and privileges of the Advisory Member being replaced under this Agreement.

                                               (vii)          The Company hereby acknowledges and agrees that an Investor Designee shall not be deemed not to be an “Independent Director” (as defined in the rules of the Principal Market) solely by virtue of being an affiliate of the Lead Investor and the Company further agrees not to take a position contrary or inconsistent with the foregoing.

                              (q)            Head of Sales and Marketing. For so long as the Lead Investor and/or any of its affiliates maintain the Lead Investor Minimum Threshold, the Lead Investor shall be entitled to recommend an individual to serve as a senior officer of the Company in the role of Head of Sales and Marketing of the Company (the “Sales Director Nominee”). Promptly following the Lead Investor’s submission of the Sales Director Nominee in writing and the Board’s prompt review of the Sales Director Nominee, the Board shall appoint the Sales Director Nominee to such position if the Board determines that doing so would be consistent with the Board’s exercise of its fiduciary duties under Delaware law. In the event that the Board determines in good faith that such appointment would be inconsistent with its exercise of its fiduciary duties under Delaware law, then the Lead Investor may designate another person as the Sales Director Nominee until an acceptable designee is found.

                              (r)            Chief Executive Officer Search. For so long as the Lead Investor and/or any of its affiliates maintain the Lead Investor Minimum Threshold, the Lead Investor shall be entitled, at the Company’s sole expense, to conduct a search for a new Chief Executive Officer (“CEO”) of the Company, and shall have the right to engage executive search firms and other relevant advisers, interview and review candidates, and make recommendations to the Board for the appointment and/or replacement of the CEO (which such recommendations shall be duly and promptly considered by the Board).

                              (s)            No Integrated Offering. None of the Company, its Subsidiaries, their affiliates nor any Person acting act at the direction of any of the foregoing will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market (or other applicable Eligible Market (as defined in the Warrants)).

                              (t)            Closing Documents. On or prior to twenty-one (21) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Schulte Roth & Zabel LLP a complete electronic closing set of the executed Transaction Documents, Securities and any other documents required to be delivered to any party pursuant to Sections 7 and 8 hereof or otherwise.

                              (u)            Principal Market Listing. The Company agrees to use its best efforts to remain listed on the Principal Market and to cure any failures that could result in delisting on the Principal Market, including to effect a reverse stock split at a ratio reasonably acceptable to the Lead Investor in order to cure any deficiency under Nasdaq Listing Rule 5550(a)(2) (minimum bid price of at least $1 per share).

                              (v)            Rule 144. For the purposes of Rule 144 of the 1933 Act, the Company hereby acknowledges and agrees that the holding period of the Ospraie Note may be tacked onto the holding period of the Common Shares to be purchased by the Lead Investor through the surrender of the Ospraie Note. The Company hereby further agrees not to take a position contrary thereto or inconsistent with this Section 4(v).

               5.            REGISTER; TRANSFER AGENT INSTRUCTIONS.

                              (a)            Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Warrants in which the Company shall record the name and address of the Person in whose name the Warrants have been issued (including the name and address of each transferee) and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

                              (b)            Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, in the form of Exhibit D attached hereto (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Common Shares and the Warrant Shares issued at the Closing or upon exercise of the Warrants in such amounts as specified from time to time by each Buyer to the Company upon exercise of the Warrants. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(f) hereof and the Lock-Up Period, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves the Common Shares or the Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

               6.             CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

                              The obligation of the Company hereunder to issue and sell the Common Shares and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                                               (i)             Each Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

                                               (ii)            Each Buyer shall have delivered to the Company the Purchase Price (less, in the case of the Lead Investor, the amounts withheld pursuant to Section 4(d)), for the Common Shares and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company; provided, however, that the Lead Investor may surrender to the Company the Ospraie Note for cancellation pursuant to Section 5 thereof and any amount due thereunder by the Company as of the Closing Date shall reduce on a dollar-for-dollar basis the cash amount to be paid as Purchase Price by the Lead Investor.

                                               (iii)           The Company shall have obtained (a) the affirmative vote of its stockholders at a special or annual meeting of stockholders of the Company (the “Stockholders Meeting”) approving the issuance of all of the Securities as described in the Transaction Documents (including the issuance of the Units under this Agreement and the shares of Common Stock and warrants to purchase shares of Common Stock to be issued under the W&R Promissory Note Amendment, the October 2012 and April 2013 Promissory Notes Amendment and as fees to the Placement Agent) in accordance with applicable law and the rules and regulations of the Principal Market without any limitation or restriction (“Stockholder Approval”) and (b) the Principal Market Approval.

                                               (iv)           No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                                               (v)            The representations and warranties of each Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which are true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which are true and correct in all respects) as of such specified date), and each Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

                                               (vi)           (A) The Company shall have been delivered duly executed signature pages of this Agreement by Buyers purchasing Common Shares and Warrants for an aggregate Purchase Price of $25,000,000 (or such greater amount solely to the extent approved by the Lead Investor in its sole discretion), and (B) the Company shall not have received any notice of any such Buyer providing that such Buyer is not willing, able and ready to fund its Purchase Price on the Closing Date.

               7.            CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

                              The obligation of each Buyer hereunder to purchase the Common Shares and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                                               (i)            The Company shall have duly executed and delivered to such Buyer (A) each of the Transaction Documents, (B) the Common Shares being purchased by such Buyer at the Closing pursuant to this Agreement and (C) the related Warrants being purchased by such Buyer at the Closing pursuant to this Agreement.

                                               (ii)            The Lead Investor and the Placement Agent shall have received the opinion of Morrison & Foerster LLP, the Company’s outside United States counsel, dated as of the Closing Date, and addressed to the Placement Agent (as representative of the several Buyers) and the Lead Investor, in substantially the form of Exhibit E attached hereto.

                                               (iii)           The Company shall have delivered to the Lead Investor and the Placement Agent a copy of the Irrevocable Transfer Agent Instructions, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

                                               (iv)           The Company shall have delivered to the Lead Investor and the Placement Agent a certificate evidencing the formation and good standings of the Company and of Marrone Michigan Manufacturing, LLC (“MMM”) in the State of Delaware issued by the Delaware Secretary of State, as of a date within ten (10) days of the Closing Date.

                                               (v)            The Company shall have delivered to the Lead Investor and the Placement Agent (x) a certificate evidencing the Company’s qualification as a foreign corporation and good standing in the State of California issued by the California Secretary of State, and (y) a certificate evidencing MMM’s qualification as a foreign corporation and good standing in the State of Michigan issued by the Michigan Secretary of State, each as of a date within ten (10) days of the Closing Date.

                                               (vi)           The Company shall have delivered to the Lead Investor and the Placement Agent a certified copy of the Certificate of Incorporation as certified by the Delaware Secretary of State within ten (10) days of the Closing Date.

                                               (vii)          The Company shall have delivered to the Lead Investor and the Placement Agent a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to the Lead Investor, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit F.

                                               (viii)         The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are true and correct in all respects) as of such specified date), the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Lead Investor and the Placement Agent shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit G.

                                               (ix)            The Company shall have delivered to the Lead Investor and the Placement Agent a letter from the Company’s transfer agent certifying the number of Common Stock outstanding as of a date within five (5) days of the Closing Date.

                                               (x)            The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market, as of the Closing Date. In addition, suspension of the Company’s Common Stock shall not have been threatened as of the Closing Date by the Principal Market, either in writing or by falling below the minimum listing maintenance requirements of the Principal Market, in each case except (A) as a result of the trading price per share of the Common Stock being below $1.00 or (B) as a result of the Company’s failure to hold an annual meeting of shareholders in 2017, so long as such failure is cured by having held an annual meeting prior to the Closing Date.

                                               (xi)           The Company shall have obtained (a) the Stockholder Approval and (b) the Principal Market Approval.

                                               (xii)           $35,000,000 principal amount of those certain Senior Secured Promissory Notes (the “W&R Promissory Notes”) issued by the Company on August 20, 2015 to Waddell & Reed Advisors Science & Technology Fund, Ivy Science & Technology Fund and Ivy VIP Science & Technology (collectively, the “W&R Parties”) shall have been cancelled in exchange for an aggregate of: (A) 20,000,000 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) and (B) warrants to purchase 4,000,000 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) with an exercise price of $1.25 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) per share and an expiration date of December 31, 2020 and otherwise on terms no more favorable to the W&R Parties than those offered to the Buyers in the Warrants.

                                               (xiii)         The W&R Promissory Note shall have been amended in a manner satisfactory to the Lead Investor to provide that (A) the maturity date thereof with respect to $5,000,000 principal amount of the W&R Promissory Note shall be extended to December 31, 2022, (B) interest payments pursuant to the W&R Promissory Note shall be deferred until December 31, 2022 and (C) the Lead Investor shall have a right of first refusal to acquire the W&R Promissory Note (collectively, the “W&R Promissory Note Amendment”).

                                               (xiv)         $10,000,000 principal amount of those certain Convertible Promissory Notes issued on October 2, 2012 and April 10, 2013 (the “October 2012 and April 2013 Promissory Notes”) shall have been cancelled in exchange for an aggregate of: (A) 5,714,285 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) and (B) warrants to purchase 1,142,856 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) with an exercise price of $1.25 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) per share and an expiration date of December 31, 2020 and otherwise on terms no more favorable to the holders of such warrants than those offered to the Buyers in the Warrants.

                                               (xv)          The October 2012 and April 2013 Promissory Notes shall have been amended in a manner satisfactory to the Lead Investor to provide that (A) the maturity date thereof shall be extended to December 31, 2022, (B) the interest rate shall be reduced to 8.0% per annum and (C) interest payments pursuant to the October 2012 and April 2013 Promissory Notes shall be deferred until December 31, 2022 (the “October 2012 and April 2013 Promissory Notes Amendment”).

                                               (xvi)         The Company shall have delivered to the Lead Investor a lock-up agreement in the form attached hereto as Exhibit H executed and delivered by each of the Persons listed on Schedule 7(xvi) (collectively, the “Lock-Up Agreements”).

                                               (xvii)        No Material Adverse Effect shall have occurred.

                                               (xviii)       The warrants to be offered to the Placement Agent in connection with the transactions contemplated by the Transaction Documents shall be on terms no more favorable to the Placement Agent than those offered to the Buyers in the Warrants.

                                               (xix)          The Company shall have obtained all governmental, regulatory or third party consents and approvals, including, without limitation, of the Principal Market, necessary for the sale of the Securities.

                                               (xx)            The closing conditions set forth in Section 8 have been satisfied (or waived by the Lead Investor, in its sole discretion).

               8.            CONDITIONS TO THE LEAD INVESTOR’S OBLIGATION TO PURCHASE.

                              In addition to the provisions of Section 7, the obligation of the Lead Investor hereunder to purchase the Common Shares and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Lead Investor’s sole benefit and may be waived by the Lead Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

                                               (i)             The Company shall have obtained the 2013 Plan Approval.

                                               (ii)            The Company shall have reserved 4,000,000 additional shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) for issuance under the 2013 Plan.

                                               (iii)          The Board shall have appointed two (2) Persons designated by the Lead Investor (the “Initial Designees”) to the Board, effective upon the Closing, each to serve as Class I directors until the 2020 annual meeting of stockholders of the Company and until their successors are duly elected and seated; provided that the Lead Investor shall designate such Initial Designees in writing to the Company no later than one (1) week prior to the Closing Date and provided further that such individuals must be “Independent Directors” (as defined in the rules of the Principal Market) and shall not have been subject to a Disqualification Event.

                                               (iv)           Effective upon the Closing, (1) one of the Initial Designees shall have been appointed as Chair of the Board, (2) one of the Initial Designees shall have been appointed as Chair of the Board’s Compensation Committee, (3) both of the Initial Designees shall have been appointed to the Board’s Nominating and Governance Committee and (4) one of the Initial Designees shall have been appointed as Chair of the Board’s Nominating and Governance Committee, in each case, provided that the Lead Investor shall designate such Initial Designees in writing to the Company no later than one (1) week prior to the Closing Date.

                                               (v)            (A) The Company shall have been delivered duly executed signature pages of this Agreement by Buyers purchasing Common Shares and Warrants for an aggregate Purchase Price of $25,000,000 (or such greater amount solely to the extent approved by the Lead Investor in its sole discretion), and (B) the Company shall not have received any notice of any such Buyer providing that such Buyer is not willing, able and ready to fund its Purchase Price on the Closing Date.

                                               (vi)            The Lead Investor shall have received the Company’s wire instructions on Company’s letterhead duly executed by an authorized officer of the Company.

                                               (vii)          Each of the parties set forth on Schedule 8(vii) holding at least such number of shares of Common Stock and/or Common Stock Equivalents set forth opposite such party’s name on Schedule 8(vii) (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) shall have duly executed and delivered to the Lead Investor the Voting and Lock-Up Agreement.

                                               (viii)         The rank and priority of the security interests and right of payment under the Ospraie Note Documents and the Snyder Debt Documents shall be of equal rank and priority, pursuant to an amendment to the Ospraie Note entered into with the Lender (as defined in the Ospraie Note), a security agreement between the Company and such Lender, an intercreditor agreement between such Lender and the appropriate parties to the Snyder Debt Documents, and/or such other intercreditor agreements or other documents as reasonably required to effectuate the foregoing, in each case in form and substance satisfactory to the Lead Investor. For purposes of this Agreement, “Ospraie Note Documents” means the “Loan Documents” as defined in the Ospraie Note, as amended, restated, modified or supplemented from time to time, and “Snyder Debt Documents” means the “Loan Documents” as defined in that certain Loan Agreement, by and among, the Company, Gordon Snyder, an individual, as administrative agent for the lenders a party thereto, and the lenders a party thereto from time to time, dated as of October 2, 2012, as amended, restated, supplemented or otherwise modified from time to time.

               9.            TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before February 28, 2018 due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6, 7 and 8 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9 (other than solely as a result of a breach by the Lead Investor), the Company shall remain obligated to reimburse the Lead Investor or its designee(s), as applicable, for the expenses described in Section 4(d) above.

              10.           MISCELLANEOUS.

                              (a)            Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                              (b)            Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

                              (c)            Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                              (d)            Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

                              (e)            Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate amount of Securities issued and issuable hereunder and under the Warrants (without regard to any restriction or limitation on the exercise of the Warrants contained therein) and shall include the Lead Investor so long as the Lead Investor and/or any of its affiliates hold the Lead Investor Minimum Threshold (the “Required Holders”), and any amendment or waiver to this Agreement made in conformity with the provisions of this Section 10(e) shall be binding on all Buyers and holders of Securities and the Company; provided that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of any Buyer relative to the comparable rights and obligations of the other Buyers shall require the prior written consent of such adversely affected Buyer. No provisions hereto may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the Buyers or holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, holders of Common Shares or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

                              (f)             Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement or any of the other Transaction Documents must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iv) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Marrone Bio Innovations, Inc.
1540 Drew Avenue
Davis, CA 95618
Telephone:	530-302-8289
Facsimile:	530-302-0189
Attention:	Linda V. Moore, General Counsel
E-mail:	lmoore@marronebio.com

With a copy (for informational purposes only) to:

Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105
Telephone:	415-258-6213
Facsimile:	415-276-7201
Attention:	Alfredo B. D. Silva, Esq.
Email:	ASilva@mofo.com

If to the Transfer Agent:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Telephone:	718-921-8337
Facsimile:	718-765-8795
Attention:	Craig Colosso, Relationship Manager
E-mail:	ccolosso@amstock.com

If to the Placement Agent:

National Securities Corporation
200 Vesey Street, 25th Floor
New York, NY 10281
Telephone:	212-380-2819
Facsimile:	212-380-2828
Attention:	Jonathan Rich, EVP – Head of Investment Banking
Email:	jrich@nationalsecuritiesib.com

If to a Buyer, to its address, facsimile number and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

With a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
Attention:	Eleazer N. Klein, Esq.
E-mail:	eleazer.klein@srz.com

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

                              (g)            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants). A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

                              (h)            No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 10(k).

                              (i)             Survival. Unless this Agreement is terminated under Section 9, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 shall survive the Closing, and the agreements and covenants set forth in Sections 4, 5 and 10 shall survive the Closing until fully performed. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                              (j)             Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                              (k)            Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”)from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements of one counsel (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents (other than the Registration Rights Agreement) or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents (other than the Registration Rights Agreement) or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents (other than the Registration Rights Agreement)or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(f), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents; provided, that the foregoing indemnification will not apply to Indemnified Liabilities solely to the extent that they resulted from bad faith, gross negligence or willful misconduct on the part of such Indemnified Person. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 10(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

                              (l)            No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                              (m)           Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Buyers and the Company will be entitled to seek specific performance under the Transaction Documents (without posting a bond or other security). The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and the Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

                              (n)            Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

                              (o)            Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                              (p)            Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

                              IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

MARRONE BIO INNOVATIONS, INC.

By:	/s/ Pamela G. Marrone
Name: Pamela G. Marrone
Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

                              IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

OSPRAIE AG SCIENCE LLC

By:	/s/ Dwight Anderson
Name: Dwight Anderson
Title: Managing Member

[Signature Page to Securities Purchase Agreement]

                              IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

Ardsley Partners Renewable Energy Fund, L.P.

By:	/s/ Steve Napoli
Name: Steve Napoli
Title: Partner

[Signature Page to Securities Purchase Agreement]

                              IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

Van Herk Investments B.V.

By:	/s/ E.G.A. Esveld
Name: E.G.A. Esveld
Title: Deputy

[Signature Page to Securities Purchase Agreement]

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)

	Address and	Number of	Number of		Legal Representative's Address and
Buyer	Facsimile Number	Common Shares	Warrant Shares	Purchase Price	Facsimile Number

Ospraie Ag Science LLC	c/o Ospraie Management LLC 437 Madison Avenue, 28th Floor	30,666,667	30,666,667	$ 20,000,000	Schulte Roth & Zabel LLP 919 Third Avenue
	New York, NY 10022				New York, NY 10022
	Attention: Dwight Anderson				Attention: Eleazer Klein, Esq.
	Telephone: (212) 602-5000				Facsimile: (212) 593-5955
	Email: dwighta@ospraie.com				Telephone: (212) 756-2376

and

ParkRiver Fund Solutions
437 Madison Avenue, 28th Floor
New York, NY 10022
Attention: Scott Baglio
Telephone: (212) 602-5002
Email: sbaglio@parkriverfs.com

Ardsley Partners Renewable Energy Fund, L.P.	Ardsley Partners Renewable Energy Fund, L.P. 262 Harbor Drive, 4th Floor	6,666,667	5,333,333	$ 5,000,000	Tannenbaum Helpern Syracuse & Hirschtritt LLP 900 Third Avenue
	Stamford, CT 06902				New York, NY 10022
	Attention: Steve Napoli				Attention: Wayne H. Davis
	Facsimile: (203) 355-0715				Tel: (212) 508-6705
	Telephone: (203) 564-4230				Fax: (646) 390-6971
	Email: steve@ardsley.com				Email: davis@thsh.com

Van Herk Investments B.V.	c/o Van Herk Investments B.V. Lichtenauerlaan 30, 3062ME	6,666,667	5,333,333	$ 5,000,000	N/A
Rotterdam, The Netherlands
Attention: E.G.A. Esveld
Telephone: +31 (0)10 241 1555
E-mail:e.esveld@vanherkgroep.nl

EXHIBITS

Exhibit A             Form of Warrants

Exhibit B              Form of Registration Rights Agreement

Exhibit C              Advisory Pool Terms and Conditions

Exhibit D              Form of Irrevocable Transfer Agent Instructions

Exhibit E              Form of Opinion of Company’s United States Counsel

Exhibit F              Form of Secretary’s Certificate

Exhibit G              Form of Officer’s Certificate

Exhibit H              Form of Lock-Up Agreement

EXHIBIT A

FORM OF WARRANTS

NEITHER THE ISSUANCE AND SALE OF THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR ASSIGNED ONLY (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, INCLUDING RULE 144 UNDER SAID ACT, IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AND, IN CASE OF (II) OTHER THAN PURSUANT TO RULE 144, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NOTWITHSTANDING THE FOREGOING, AFTER THE DATE THAT IS 180 DAYS FROM ISSUANCE, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

MARRONE BIO INNOVATIONS, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.:

Number of shares of Common Stock:

Date of Issuance:              , 2018 (“Issuance Date”)

                              Marrone Bio Innovations, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [HOLDER], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date, (as defined below),                      (             ) 1 fully paid nonassessable shares of Common Stock, subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 17. This Warrant is one of the Warrants to purchase Common Stock (the “SPA Warrants”) issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of December 15, 2017 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein (the “Securities Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the definitions ascribed to such terms in the Securities Purchase Agreement.

1 Insert 80% of the number of Common Shares issuable to the Holder pursuant to the Securities Purchase Agreement.

               1.            EXERCISE OF WARRANT.

                                               (a)            Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder at any time or times on or after the Issuance Date, in whole or in part, by delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. On or prior to the Trading Day immediately preceding the applicable Share Delivery Date (as defined below), the Holder shall either (A) pay to the Company an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds or (B) if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). For the avoidance of doubt, the portion of this Warrant corresponding to the number of shares referenced in an Exercise Notice shall be deemed exercised upon delivery by the Holder of such Exercise Notice to the Company. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Trading Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the earlier of (i) the second (2nd) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case, following the date on which the Holder delivers the Exercise Notice to the Company, so long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the Trading Day immediately preceding the earlier of clauses (i) and (ii) above (the “Share Delivery Date”) (provided that if the Aggregate Exercise Price has not been delivered by such date, the Share Delivery Date shall be one (1) Trading Day after the Aggregate Exercise Price (or notice of a Cashless Exercise) is delivered), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, instruct the Transfer Agent to issue in book-entry form on the books and records of the Transfer Agent, the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination. Notwithstanding anything to the contrary herein, except in the case where an exercise of this Warrant is validly made pursuant to a Cashless Exercise (if permitted), the Company’s failure to deliver Warrant Shares to the Holder shall not be deemed to be a breach of this Warrant if the Company has not received the Aggregate Exercise Price pursuant to the requirements of this Section 1(a).

                                               (b)            Exercise Price. For purposes of this Warrant, “Exercise Price” means $1.00 per share, subject to adjustment as provided herein.

                                               (c)            Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder on or prior to the Share Delivery Date either (I) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the number of shares of Common Stock to which the Holder is entitled, in book-entry form on the books and records of the Transfer Agent, or if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the Holder’s balance account with DTC, for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant or (II) if the Registration Statement (as defined in the Registration Rights Agreement) covering the resale of the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement, (x) so notify the Holder and (y) deliver the Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, an “Exercise Failure”), then, in addition to all other remedies available to the Holder, (X) the Holder, upon written notice to the Company, may void its Exercise Notice with respect to, and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the voiding of an Exercise Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice and (Y) if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to instruct the Transfer Agent to register such shares of Common Stock in book-entry form (and to issue such shares of Common Stock) or credit the Holder’s balance account with DTC for such shares of Common Stock shall terminate, or (ii) promptly honor its obligation to instruct the Transfer Agent to register such shares of Common Stock in book-entry form or credit the Holder’s balance account with DTC, as applicable, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price of the Common Stock on the applicable Exercise Date or on the date the Company makes such payment, whichever is higher. Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof.

                                               (d)            Cashless Exercise. Notwithstanding anything contained herein to the contrary, if, beginning 180 days after the Issuance Date, the Registration Statement (as defined in the Registration Rights Agreement) covering the resale of the Unavailable Warrant Shares is not available for the resale of such Unavailable Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

                                               Net Number = (A x B) - (A x C)

                                                                                     D

                                               For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the arithmetic average of the Closing Sale Prices of the Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

D= the Closing Sale Price of the Common Stock on the date of the Exercise Notice.

                              For purposes of Rule 144(d) promulgated under the 1933 Act, as in effect on the date hereof, the Company hereby acknowledges and agrees that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Securities Purchase Agreement.

                                               (e)            Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

                                               (f)             Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding (the “Required Reserve Amount” and the failure to have such sufficient number of authorized and unreserved shares of Common Stock, an “Authorized Share Failure”), then the Company shall promptly take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. In the event that upon any exercise of this Warrant, the Company does not have sufficient authorized shares to deliver in satisfaction of such exercise, then unless the Holder elects to void such attempted exercise, the Holder may require the Company to pay to the Holder within three (3) Trading Days of the applicable exercise, cash in an amount equal to the product of (i) the quotient determined by dividing (x) the number of Warrant Shares that the Company is unable to deliver pursuant to this Section 1(f), by (y) the total number of Warrant Shares issuable upon exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant) and (ii) the Black Scholes Value; provided, that (x) references to “the day immediately following the public announcement of the applicable Fundamental Transaction” in the definition of “Black Scholes Value” shall instead refer to “the date the Holder exercises this Warrant and the Company cannot deliver the required number of Warrant Shares because of an Authorized Share Failure” and (y) clause (iii) of the definition of “Black Scholes Value” shall instead refer to “the underlying price per share used in such calculation shall be the highest Weighted Average Price during the period beginning on the date of the applicable date of exercise and the date that the Company makes the applicable cash payment.”

                              2.              ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

                                               (a)            Adjustment Upon Issuance of Shares of Common Stock. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Securities) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Exercise Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Exercise Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

                              (i)            Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

                              (ii)            Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

                              (iii)            Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares, which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

                              (iv)            Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for the Option Value of such Options and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such publicly traded securities on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non- surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

                              (v)            Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                              (vi)            No Readjustments. For the avoidance of doubt, in the event the Exercise Price has been adjusted pursuant to this Section 2(a) and the Dilutive Issuance that triggered such adjustment does not occur, is not consummated, is unwound or is cancelled after the facts for any reason whatsoever, in no event shall the Exercise Price be readjusted to the Exercise Price that would have been in effect if such Dilutive Issuance had not occurred or been consummated.

                                               (b)            Voluntary Adjustment By Company. Subject to the applicable listing standards of the Principal Market, the Company may at any time during the term of this Warrant, with the prior written consent of the Required Holders, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

                                               (c)            Adjustment Upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                                               (d)            Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable), as mutually determined by the Company’s Board of Directors and the Required Holders, so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(d) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

                              3.              RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities (other than stock or securities in which an adjustment is being made pursuant to Section 2(c)), property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall, upon the exercise of this Warrant, in whole or in part, be entitled to receive such Distribution to the same extent that the Holder would have received if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution. From the time of any Distribution until this Warrant is exercised or expires, the Company shall hold such Distribution for the benefit of the Holder and distribute such Distribution to the Holder on the applicable Share Delivery Date with respect to the portion of this Warrant being exercised.

                              4.              PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

                                               (a)            Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                                               (b)            Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Required Holders prior to such Fundamental Transaction, including agreements, if so requested by the Holder, to deliver to each holder of the SPA Warrants in exchange for such SPA Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and reasonably satisfactory to the Required Holders, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the occurrence or consummation of such Fundamental Transaction). Upon the occurrence or consummation of any Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that, the Company and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Company shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term “Company” under this Warrant (so that from and after the date of such Fundamental Transaction, each and every provision of this Warrant referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Company and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Company prior thereto and shall assume all of the obligations of the Company prior thereto under this Warrant with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company in this Warrant. Upon occurrence or consummation of the Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of such Fundamental Transaction that, the Company and the Successor Entity or Successor Entities shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the occurrence or consummation of the Fundamental Transaction, as elected by the Holder solely at its option, shares of Common Stock or shares of capital stock of the Successor Entity and/or Successor Entities (the “Successor Capital Stock”) or, in lieu of the shares of Common Stock or Successor Capital Stock (or other securities, cash, assets or other property purchasable upon the exercise of this Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Common Stock, if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Warrant been exercised immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, (i) the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) in writing to permit the Fundamental Transaction without redemption, similar repayment, “cash out” or assumption of this Warrant (as applicable) and (ii) if holders of Common Stock are given any choice as to the securities, cash or other assets to be received in a Fundamental Transaction, then the Holder shall be given the same choice as the consideration it receives upon any exercise of this Warrant following a Corporate Event. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, the Holder will thereafter have the right to receive upon exercise of this Warrant at any time after the occurrence or consummation of the Corporate Event, shares of Common Stock or Successor Capital Stock or, if so elected by the Holder, in lieu of the shares of Common Stock or Successor Capital Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Corporate Event (but not in lieu of such items still issuable under Sections 3 and 4(a), which shall continue to be receivable on the shares of Common Stock or on the such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had this Warrant been exercised immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events. Notwithstanding, anything herein to the contrary, if a Corporate Event occurs where the holders of shares of Common Stock receive cash and/or securities listed on an Eligible Market, this Warrant shall no longer be exercisable for shares of Common Stock or Successor Capital Stock (but such items issuable under Sections 3 and 4(a) shall continue to be receivable).

                                               (c)            Notwithstanding the foregoing, in the event of a Fundamental Transaction other than one in which a Successor Entity that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market assumes this Warrant such that the Warrant shall be exercisable for the publicly traded Common Stock of such Successor Entity, at the request of the Holder delivered before the ninetieth (90th) day after the occurrence or consummation of such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.

                              5.              NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

                              6.              WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders; provided, that the Company shall not be required to provide the Holder with such notices and other information to the extent such notices or other information is filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.

                              7.              REISSUANCE OF WARRANTS.

                                               (a)            Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

                                               (b)            Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

                                               (c)            Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no SPA Warrants for fractional Warrant Shares shall be given.

                                               (d)            Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

                              8.              NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 10(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

                              9.              AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders.

                              10.            GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 10(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                              11.            CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

                              12.            DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall use its reasonable best efforts to cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

                              13.            REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

                              14.            TRANSFER. This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company, except as may otherwise be required by Section 2(f) of the Securities Purchase Agreement and Section 11 of the Registration Rights Agreement.

                              15.            SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

                              16.            DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries (as defined in the Securities Purchase Agreement), the Company shall within four (4) Business Days after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

                              17.            CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

                                               (a)            “1933 Act” means the Securities Act of 1933, as amended.

                                               (b)            “1934 Act” means the Securities Exchange Act of 1934, as amended.

                                               (c)            “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person.

                                               (d)            “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer, director or consultant for services provided to the Company.

                                               (e)            “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day immediately following the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated, (iii) the underlying price per share used in such calculation shall be the (x) sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in the Fundamental Transaction or (y) if no cash or other consideration is being offered in the Fundamental Transaction, the highest Weighted Average Price of the Common Stock during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the applicable Fundamental Transaction and ending on (A) the Trading Day immediately following the public announcement of such Fundamental Transaction, if the applicable Fundamental Transaction is publicly announced or (B) the Trading Day immediately following the consummation of the applicable Fundamental Transaction if the applicable Fundamental Transaction is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

                                               (f)             “Bloomberg” means Bloomberg Financial Markets.

                                               (g)            “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                                               (h)            “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

                                               (i)             “Common Stock” means (i) the Company’s Common Stock, par value $0.00001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

                                               (j)             “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(a)(i) and 2(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon exercise of the SPA Warrants.

                                               (k)            “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

                                               (l)            “Eligible Market” means the Principal Market, the NYSE American LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The New York Stock Exchange, Inc.

                                               (m)            “Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan, provided, that no more than 250,000 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date) in the aggregate issued to consultants (other than the Advisory Members (as defined in the Securities Purchase Agreement)) under all Approved Stock Plans shall be deemed Excluded Securities, except as agreed in writing by the Lead Investor, or, if the Lead Investor or any of its Affiliates then no longer beneficially owns any shares, the Required Holders; (ii) upon exercise of the SPA Warrants; provided, that the terms of such SPA Warrants are not amended, modified or changed on or after the Subscription Date, except in accordance with their terms; (iii) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date; provided, that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date to increase the number of such shares issuable thereunder or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities; and (iv) upon exercise of the warrants issued to National Securities Corporation, Waddell & Reed Financial, Inc., Gordon Snyder (or the lenders for which Gordon Snyder serves as agent under loan agreements with the Company) or their respective Affiliates, in each case on or about the Subscription Date in connection with the transactions described in the Securities Purchase Agreement; provided, that the terms of such warrants are not amended, modified or changed on or after the Subscription Date to increase the number of such shares issuable thereunder or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities.

                                               (n)            “Expiration Date” means December 31, 2020.

                                               (o)            “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

                                               (p)            “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

                                               (q)            “Lead Investor” means Ospraie Ag Science LLC.

                                               (r)            “Option Value” means the value of an Option based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Option, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price of the Common Stock during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

                                               (s)            “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

                                               (t)            “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or common shares or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

                                               (u)            “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

                                               (v)            “Principal Market” means The NASDAQ Capital Market.

                                               (w)            “Registration Rights Agreement” means that certain Registration Rights Agreement dated as of the Subscription Date by and among the Company, the Buyers, National Securities Corporation and Waddell & Reed Financial, Inc. (or its Affiliates).

                                               (x)            “Required Holders” means the holders of the SPA Warrants representing at least a majority of the shares of Common Stock underlying the SPA Warrants then outstanding and shall include the Lead Investor so long as the Lead Investor or any of its Affiliates maintains the Lead Investor Minimum Threshold.

                                               (y)            “SEC” means the Securities and Exchange Commission.

                                               (z)            “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Eligible Market with respect to the Common Stock as in effect on the date of delivery of the applicable Exercise Notice.

                                               (aa)          “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

                                               (bb)         “Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

                                               (cc)          “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

                                               (dd)          “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume- weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

[Signature Page Follows]

              IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

MARRONE BIO INNOVATIONS, INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT TO PURCHASE COMMON STOCK

MARRONE BIO INNOVATIONS, INC.

               The undersigned holder hereby exercises the right to purchase shares of Common Stock (“Warrant Shares”) of Marrone Bio Innovations, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

               1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                                              a “Cash Exercise” with respect to                           Warrant Shares; and/or

                                              a “Cashless Exercise” with respect to                           Warrant Shares.

               2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                  to the Company in accordance with the terms of the Warrant.

              3. Delivery of Warrant Shares. The Company shall deliver to the holder              Warrant. Shares in accordance with the terms of the Warrant.

Date:	,

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

              The Company hereby acknowledges this Exercise Notice and hereby directs American Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated                      ,          from the Company and acknowledged and agreed to by American Stock Transfer & Trust Company.

MARRONE BIO INNOVATIONS, INC.

By:
Name:
Title:

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

                              REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 15, 2017, by and among Marrone Bio Innovations, Inc., a Delaware corporation, with headquarters located at 1540 Drew Avenue, Davis, CA 95618 (the “Company”), and the Investors (as hereinafter defined).

                              WHEREAS:

                              A.            Pursuant to the Securities Purchase Agreement by and among the Company and the buyers named therein (the “Buyers”) of even date herewith (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to each Buyer (i) shares (the “SPA Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) and (ii) warrants (the “SPA Warrants”), which will be exercisable to purchase shares of Common Stock (as exercised, collectively, the “SPA Warrant Shares”) in accordance with the terms of the SPA Warrants.

                              B.            Pursuant to the Omnibus Amendment No. 4, of even date herewith, by and among the Company and Ivy Science & Technology Fund, Waddell & Reed Advisors Science & Technology Fund and Ivy VIP Science & Technology, the Company has agreed to exchange a portion of the outstanding principal amount of the notes described therein for shares of Common Stock (the “Waddell Shares”) and warrants (the “Waddell Warrants”), which shall be exercisable to purchase shares of Common Stock (as exercised, collectively, the “Waddell Warrant Shares”) in accordance with the terms of the Waddell Warrants.

                              C.            Pursuant to the Sixth Amendment to Loan Agreement, of even date herewith, by and between the Company and Gordon Snyder, an individual, as administrative agent for the lenders party to that certain Loan Agreement, dated as of October 2, 2012 (as may be amended from time to time), the Company has agreed to exchange a portion of the outstanding principal amount of the notes described therein for shares of Common Stock (the “Snyder Shares” and, collectively with the SPA Shares and the Waddell Shares, the “Common Shares”) and warrants (the “Snyder Warrants”), which shall be exercisable to purchase shares of Common Stock (as exercised, collectively, the “Snyder Warrant Shares”) in accordance with the terms of the Snyder Warrants.

                              D.            Pursuant to the Engagement Letter, as amended on December 13, 2017, by and between the Company and National Securities Corporation (the “Placement Agent”), the Company has agreed to issue to the Placement Agent, as consideration for its services as placement agent for the transactions under the Securities Purchase Agreement, warrants (the “Placement Agent Warrants” and, collectively with the SPA Warrants, the Waddell Warrants and the Snyder Warrants, the “Warrants”), which shall be exercisable to purchase shares of Common Stock (as exercised, the “Placement Agent Warrant Shares” and, collectively with the SPA Warrant Shares, the Waddell Warrant Shares and the Snyder Warrant Shares, the “Warrant Shares”) in accordance with the terms of the Placement Agent Warrants.

                              E.            In connection with transactions described above, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”).

                              NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Investors hereby agree as follows:

                              1.             Definitions.

                              Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

                                               (a)             “Additional Effective Date” means the date the Additional

Registration Statement is declared effective by the SEC.

                                               (b)            “Additional Effectiveness Deadline” means the date which is the earlier of (x) (i) the date which is one hundred twenty (120) calendar days after the earlier of the Additional Filing Date and the Additional Filing Deadline and (y) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Additional Registration Statement will not be reviewed or will not be subject to further review; provided, however, that if the Additional Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Additional Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.

                                               (c)             “Additional Filing Date” means the date on which the Additional

Registration Statement is filed with the SEC.

                                               (d)            “Additional Filing Deadline” means if Cutback Shares are required to be included in any Additional Registration Statement, the later of (i) the date sixty (60) days after the date substantially all of the Registrable Securities registered under the immediately preceding Registration Statement are sold and (ii) the date six (6) months from the Initial Effective Date or the most recent Additional Effective Date, as applicable.

                                               (e)            “Additional Registrable Securities” means, (i) any Cutback Shares not previously included on a Registration Statement, and (ii) any capital stock of the Company issued or issuable with respect to the Common Shares, the Warrants, the Warrant Shares or the Cutback Shares, as applicable, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on exercise of the Warrants; provided, that any such Additional Registrable Securities shall cease to be Additional Registrable Securities to the extent: (i) a Registration Statement with respect to the sale of such Additional Registrable Securities has become effective under the 1933 Act and such Additional Registrable Securities have been disposed of pursuant to such Registration Statement; (ii) such Additional Registrable Securities are able to be sold pursuant to Rule 144 without regard to the volume and manner of sale limitations contained thereunder and without the requirement of the Company to comply with Rule 144(c)(1); (iii) such Additional Registrable Securities shall have been otherwise transferred and no longer bear a legend restricting transfer under the 1933 Act, and may be resold without registration under the 1933 Act; or (iv) such Additional Registrable Securities cease to be outstanding.

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                                               (f)             “Additional Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the resale of any Additional Registrable Securities.

                                               (g)            “Additional Required Registration Amount” means any Cutback Shares not previously included on a Registration Statement, without regard to any limitations on the exercise of the Warrants.

                                               (h)            “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

                                               (i)             “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement.

                                               (j)              “Cutback Shares” means any of the Initial Required Registration Amount or the Additional Required Registration Amount of Registrable Securities not included in any Registration Statements previously declared effective hereunder as a result of a limitation on the maximum number of shares of Common Stock of the Company permitted to be registered by the staff of the SEC pursuant to Rule 415. The number of Cutback Shares shall be allocated pro rata among the Investors with each Investor entitled to elect the portion of its Common Shares and/or Warrant Shares that are to be considered Cutback Shares. For the purpose of determining the Cutback Shares, in order to determine any applicable Required Registration Amount, unless an Investor referenced in the following categories (ii) or (iii) gives written notice to the Company to the contrary with respect to the allocation of its Cutback Shares as between Common Shares and Warrant Shares set forth in categories (ii) or (iii), as applicable: (i) first, the Placement Agent Warrant Shares shall be excluded until all the Placement Agent Warrant Shares have been excluded; (ii) second, the Snyder Warrant Shares and the Waddell Warrant Shares shall be excluded on a pro rata basis among the holders of Snyder Warrant Shares and Waddell Warrant Shares until all of the Snyder Warrant Shares and Waddell Warrant Shares have been excluded and thereafter the Snyder Shares and the Waddell Shares shall be excluded on a pro rata basis among the holders of all Snyder Shares and Waddell Shares until all of the Snyder Shares and Waddell Shares have been excluded; and (iii) third, the SPA Warrant Shares shall be excluded on a pro rata basis among the Buyers until all of the SPA Warrant Shares have been excluded and thereafter the SPA Shares shall be excluded on a pro rata basis among the Buyers until all of the SPA Shares have been excluded.

                                               (k)            “effective” and “effectiveness” refer to a Registration Statement that has been declared effective by the SEC and is available for the resale of the Registrable Securities required to be covered thereby.

                                               (l)             “Effective Date” means the Initial Effective Date and the Additional Effective Date, as applicable.

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                                               (m)            “Effectiveness Deadline” means the Initial Effectiveness Deadline and the Additional Effectiveness Deadline, as applicable.

                                               (n)            “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., the NYSE American LLC, The NASDAQ Global Select Market or The NASDAQ Global Market.

                                               (o)             “Filing Deadline” means the Initial Filing Deadline and the Additional Filing Deadline, as applicable.

                                               (p)             “Initial Effective Date” means the date that the Initial Registration Statement has been declared effective by the SEC.

                                               (q)            “Initial Effectiveness Deadline” means the date which is one hundred eighty (180) calendar days after the Closing Date; provided, however, that if the Initial Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Initial Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.

                                               (r)             “Initial Filing Date” means the date on which the Initial Registration Statement is filed with the SEC.

                                               (s)             “Initial Filing Deadline” means the date which is sixty (60) calendar days after the Closing Date.

                                               (t)            “Initial Registrable Securities” means (i) the Common Shares issued, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants and (iii) any capital stock of the Company issued or issuable with respect to the Common Shares, the Warrant Shares or the Warrants, in each case as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on the exercise of the Warrants; provided, that any such Initial Registrable Securities shall cease to be Initial Registrable Securities to the extent: (i) a Registration Statement with respect to the sale of such Initial Registrable Securities has become effective under the 1933 Act and such Initial Registrable Securities have been disposed of pursuant to such Registration Statement; (ii) such Initial Registrable Securities are able to be sold pursuant to Rule 144 without regard to the volume and manner of sale limitations contained thereunder and without the requirement of the Company to comply with Rule 144(c)(1); (iii) such Initial Registrable Securities shall have been otherwise transferred and no longer bear a legend restricting transfer under the 1933 Act, and may be resold without registration under the 1933 Act; or (iv) such Initial Registrable Securities cease to be outstanding.

                                               (u)            “Initial Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the resale of the Initial Registrable Securities.

                                               (v)            “Initial Required Registration Amount” means the sum of (i) the number of Common Shares issued and (ii) the maximum number of Warrant Shares issued and issuable pursuant to the Warrants, each as of the Trading Day immediately preceding the applicable date of determination, without regard to any limitations on the exercise of the Warrants.

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                                               (w)            “Investors” means the investors listed on the Schedule of Investors attached hereto and any other holder of Registrable Securities that is a party to this Agreement or that succeeds to the rights hereunder in accordance with Section 9.

                                               (x)             “Lead Investor” means Ospraie Ag Science LLC.

                                               (y)            “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                                               (z)             “Principal Market” means The NASDAQ Capital Market.

                                               (aa)           “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

                                               (bb)          “Registrable Securities” means the Initial Registrable Securities and the Additional Registrable Securities; provided, that any such Registrable Securities shall cease to be Registrable Securities to the extent: (i) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the 1933 Act and such Registrable Securities have been disposed of pursuant to such Registration Statement; (ii) such Registrable Securities are able to be sold pursuant to Rule 144 without regard to the volume and manner of sale limitations contained thereunder and without the Company’s requirement to comply with Rule 144(c)(1); (iii) such Registrable Securities shall have been otherwise transferred and no longer bear a legend restricting transfer under the 1933 Act, and may be resold without registration under the 1933 Act; or (iv) such Registrable Securities cease to be outstanding.

                                               (cc)           “Registration Statement” means the Initial Registration Statement and the Additional Registration Statement, as applicable.

                                               (dd)          “Required Holders” means the holders of at least a majority of the Registrable Securities and shall include the Lead Investor so long as the Lead Investor or any of its Affiliates together maintain the Lead Investor Minimum Threshold (as defined in the Securities Purchase Agreement).

                                               (ee)           “Required Registration Amount” means either the Initial

Required Registration Amount or the Additional Required Registration Amount, as applicable.

                                               (ff)            “Rule 144” means Rule 144 (or any successor thereto) promulgated under the 1933 Act.

                                               (gg)          “Rule 415” means Rule 415 promulgated under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

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                                               (hh)          “SEC” means the United States Securities and Exchange Commission.

(ii)           “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

                              2.             Registration.

                                               (a)            Initial Mandatory Registration. The Company shall prepare, and, in no event later than the Initial Filing Deadline, file with the SEC the Initial Registration Statement on Form S-3 covering the resale of all of the Initial Registrable Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form that the Company is then eligible to use, subject to the provisions of Section 2(e). The Initial Registration Statement prepared pursuant hereto shall register for resale at least the number of shares of Common Stock equal to the Initial Required Registration Amount determined as of the date the Initial Registration Statement is initially filed with the SEC. The Initial Registration Statement shall contain the “Plan of Distribution” and “Selling Stockholders” sections in substantially the form attached hereto as Exhibit B. The Company shall use its reasonable best efforts to have the Initial Registration Statement declared effective by the SEC no later than the Initial Effectiveness Deadline. By 9:30 a.m. New York time on the second Business Day following the Initial Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Initial Registration Statement.

                                               (b)            Additional Mandatory Registrations. The Company shall prepare, and, as soon as practicable but in no event later than the Additional Filing Deadline, file with the SEC an Additional Registration Statement on Form S-3 covering the resale of all of the Additional Registrable Securities not previously registered on an Additional Registration Statement hereunder. To the extent the staff of the SEC does not permit the Additional Required Registration Amount to be registered on an Additional Registration Statement, the Company shall file Additional Registration Statements successively trying to register on each such Additional Registration Statement the maximum number of remaining Additional Registrable Securities until the Additional Required Registration Amount has been registered with the SEC. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form that the Company is then eligible to use, subject to the provisions of Section 2(e). Each Additional Registration Statement prepared pursuant hereto shall register for resale at least that number of shares of Common Stock equal to the Additional Required Registration Amount determined as of the date such Additional Registration Statement is initially filed with the SEC. Each Additional Registration Statement shall contain the “Plan of Distribution” and “Selling Stockholders” sections in substantially the form attached hereto as Exhibit B. The Company shall use its reasonable best efforts to have each Additional Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Additional Effectiveness Deadline. By 9:30 a.m. New York time on the second Business Day following the Additional Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Additional Registration Statement.

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                                               (c)            Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and any increase or decrease in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase or decrease thereof is declared effective by the SEC. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Required Holders.

                                               (d)            Investors’ Counsel. Subject to Section 5 hereof, the Required Holders shall have the right to select one legal counsel for the Investors to review any registration pursuant to this Section 2 (“Investors’ Counsel”), which shall be Schulte Roth & Zabel LLP or such other counsel as thereafter designated by the Required Holders. The Company and Investors’ Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Agreement.

                                               (e)            Ineligibility for Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) use such other form as is available for such a registration on another appropriate form that the Company is then eligible to use and (ii) use its reasonable best efforts to register the Registrable Securities on Form S-3 as soon as practicable after the Company becomes eligible to use such form, provided that the Company shall use its reasonable best efforts to maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC. Notwithstanding the foregoing, the Company shall take all actions necessary to maintain its eligibility to register the Registrable Securities for resale by the Investors on Form S-3.

              3.             Related Obligations.

                              At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), 2(b) or 2(e), the Company will use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

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                                               (a)            The Company shall use its reasonable best efforts to keep each Registration Statement effective pursuant to Rule 415 as long as the securities covered thereby are Registrable Securities (the “Registration Period”). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. The term “reasonable best efforts” shall mean, among other things, that the Company shall submit to the SEC, within two (2) Business Days after the later of the date that (i) the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, and (ii) the approval of Investors’ Counsel pursuant to Section 3(c) (which approval is immediately sought), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two (2) Business Days after the submission of such request. The Company shall respond in writing to comments made by the SEC in respect of a Registration Statement as soon as reasonably practicable, but in no event later than fifteen (15) days after the receipt of comments by or notice from the SEC that an amendment is required in order for a Registration Statement to be declared effective.

                                               (b)            The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q, Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

                                               (c)            The Company shall (A) permit Investors’ Counsel to review and comment upon (i) a Registration Statement at least four (4) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports) in a form to which Investors’ Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Investors’ Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Investors’ Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Investors’ Counsel in performing the Company’s obligations pursuant to this Section 3.

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                                               (d)            The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) if requested by an Investor, promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, such number of copies of the prospectus included in such Registration Statement and all amendments and supplements thereto as such Investor may reasonably request and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

                                               (e)            The Company shall use its reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Investors’ Counsel and each Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

                                               (f)            The Company shall notify Investors’ Counsel and each Investor in writing of the happening of any event but in any event on the same Trading Day as such event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (provided that in no event shall notice contain any material, nonpublic information, unless an Investor gives its prior written consent thereto), and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to Investors’ Counsel and each Investor as Investors’ Counsel or such Investor may reasonably request. The Company shall also promptly notify Investors’ Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Investors’ Counsel and each Investor by facsimile or email on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate. By 9:30 a.m. New York City time on the second Business Day following the date any post-effective amendment has become effective, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

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                                               (g)            The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, use its reasonable best efforts to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Investors’ Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation of any proceeding for such purpose.

                                               (h)            If any Investor is required under applicable securities laws to be described in the Registration Statement as an underwriter or an Investor reasonably believes (based on the advice of Investors’ Counsel) that it could reasonably be deemed to be an underwriter of Registrable Securities, at the reasonable request of such Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Investor, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to such Investor.

                                               (i)            If any Investor is required under applicable securities laws to be described in the Registration Statement as an underwriter or an Investor reasonably believes (based on the advice of Investors’ Counsel) that it could reasonably be deemed to be an underwriter of Registrable Securities, the Company shall make available for inspection by (i) such Investor and (ii) Investors’ Counsel and (iii) one firm of accountants or other agents retained by the Investors (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

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                                               (j)             The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                                               (k)            The Company shall promptly use its reasonable best efforts to either (i) cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) secure the inclusion for quotation of all of the Registrable Securities on the Principal Market or another Eligible Market that is then the principal trading market on which the Common Stock is listed. The Company shall use its reasonable best efforts to maintain the authorization for quotation of the Common Stock on the Principal Market or any other Eligible Market. Neither the Company nor any of its Subsidiaries (as defined in the Securities Purchase Agreement) shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

                                               (l)            The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

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                                               (m)            If requested by an Investor, the Company shall as soon as practicable (i) incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering (to the extent such information relates to information relating to such Investor); and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

                                               (n)            The Company shall use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

                                               (o)            The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the applicable Effective Date of a Registration Statement.

                                               (p)            The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

                                               (q)            Within two (2) Business Days after a Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

                                               (r)             Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material, non- public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed twenty (20) consecutive days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of sixty (60) days and the first day of any Grace Period must be at least five (5) Trading Days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale, prior to the Investor’s receipt of the notice of a Grace Period and for which the Investor has not yet settled.

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                                               (s)            Neither the Company nor any Subsidiary or affiliate thereof shall identify any Investor as an underwriter in any public disclosure or filing with the SEC, the Principal Market or any Eligible Market and any Investor being deemed an underwriter by the SEC; provided, however, that the foregoing shall not prohibit the Company from including the disclosure found in the “Plan of Distribution” section attached hereto as Exhibit B in the Registration Statement.

                                               (t)            Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, without the prior written consent of the Required Holders, enter into any agreement with respect to its securities, that conflict with or impair the registration rights granted to the Investors in this Agreement or otherwise conflicts with the provisions hereof.

                              4.             Obligations of the Investors.

                                               (a)            At least five (5) Business Days prior to the first anticipated Filing Date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

                                               (b)            Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

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                                               (c)            Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of copies of the supplemented or amended prospectus as contemplated by Section 3(g) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f) and for which the Investor has not yet settled.

                                               (d)            Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

                              5.             Expenses of Registration.

                              All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including, without limitation, all registration, listing and qualifications fees, printers fees, fees and expenses of the Company’s independent auditors, and fees and expenses of counsel for the Company shall be paid by the Company. The Company shall also be responsible for the reasonable fees and disbursements of Investors’ Counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement, which amount shall be limited to $15,000 for each such registration, filing or qualification; provided, however, that the Company shall not be required to reimburse the Investors’ for fees and disbursements of Investors’ Counsel in accordance with the foregoing with respect to more than three (3) such registrations. Notwithstanding the foregoing, in connection with any offerings pursuant to a Registration Statement filed in accordance with this Agreement, each Investor shall pay (i) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities by such Investor, (ii) any fees and expenses of brokers, advisors, accountants or counsel to such Investor (other than as set forth in the immediately preceding sentence) and (iii) any applicable transfer or similar taxes.

                              6.             Indemnification.

                              In the event any Registrable Securities are included in a Registration Statement under this Agreement:

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                                               (a)            To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Investor, the directors, officers, partners, members, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person or by counsel to such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto if such prospectus was timely made available by the Company pursuant to Section 3(d); and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

                                               (b)            In connection with any Registration Statement in which an Investor is participating, each such Investor shall, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Company, each of its directors and officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor or by counsel to such Investor expressly for use in connection with such Registration Statement; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

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                                               (c)            Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel selected by the Indemnified Person or the Indemnified Party and reasonably acceptable to the indemnifying party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for all such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, as applicable, the representation by such counsel of the Indemnified Person or Indemnified Party, as the case may be, and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as a term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of an unconditional release from all liability in respect to such Claim or litigation and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action as a result of such failure or delay.

16

                                               (d)            The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

                                               (e)            The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

                              7.             Contribution.

                              If the indemnification provided for in Section 6 is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as appropriate to reflect the relative fault of the indemnifying party, on the one hand, and indemnified party, on the other hand, which relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnified party or indemnifying party, and such parties’ relative intent, knowledge, access to information and opportunity to correct or mitigate the damage in respect of or prevent the untrue statement or omission giving rise to such indemnification obligation; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

                              8.             Reports Under the 1934 Act.

                              With a view to making available to the Investors the benefits of Rule 144, the Company agrees that it will: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) without limiting the generality of the foregoing clause (i), file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (or, if the Company is not required to file such reports, it will, upon the reasonable request of any Investor, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144); and (iii) take all such actions necessary to maintain its eligibility to sell such securities pursuant to Rule 144. Upon the request of an Investor, the Company will deliver to such Investor a written statement as to whether it has complied with such requirements. The Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

17

                              9.             Assignment of Registration Rights.

                              The rights of any Investor under this Agreement may be assigned by such Investor to any transferee of all or any portion of such Investor’s Registrable Securities; provided, that: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the Registrable Securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company, in form and substance reasonably acceptable to the Company, to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

                              10.           Amendment of Registration Rights.

                              Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to this Agreement.

                              11.             Lock-Up.

                                               (a)             Commencing on the date hereof and ending 180 days after the Closing Date (as defined in the Securities Purchase Agreement) (the “Lock-Up Period”) each Investor will not, and will cause any of its affiliates (as defined in Rule 144) not to, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock or Common Stock Equivalents (each as defined in the Securities Purchase Agreement), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act and the rules and regulations of the SEC promulgated thereunder with respect to any shares of Common Stock or Common Stock Equivalents owned directly by such Investor (including holding as a custodian), or with respect to which such Investor has beneficial ownership within the rules and regulations of the SEC (collectively with respect to such Investor, the “Investor’s Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Investor’s Shares, whether any such transaction above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing.

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                                               (b)            Notwithstanding the foregoing, such Investor may transfer the Investor’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any affiliate of such Investor provided that such affiliate agrees to be bound in writing by the restrictions set forth herein or (iii) to any trust for the direct or indirect benefit of such Buyer or the immediate family of such Buyer, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that, solely in the case of clauses (i) and (iii), any such transfer shall not involve a disposition for value. For purposes of this Section 11(b)(ii), “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Such Investor now has, and, except as contemplated by the immediately preceding sentence, for the duration of the Lock-Up Period will have, good and marketable title to the Investor’s Shares, free and clear of all liens, encumbrances, and claims whatsoever, except as set forth in the Transaction Documents (as defined in the Securities Purchase Agreement) and under applicable securities laws. Such Investor also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Investor’s Shares except in compliance with the foregoing restrictions. Such Investor understands and agrees that this Section 11(b)(ii) is irrevocable and shall be binding upon such Investor’s heirs, legal representatives, successors, and assigns.

                              12.             Miscellaneous.

                                               (a)            This Agreement shall be effective as of the Closing Date. This Agreement shall automatically terminate as to any Investor, at such time when such Investor ceases to hold any Registrable Securities. This Agreement shall terminate automatically, and the Company shall have no further obligations hereunder, at such time when no Investor holds Registrable Securities.

                                               (b)            If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

                                               (c)            Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iv) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

19

If to the Company:

Marrone Bio Innovations, Inc.
1540 Drew Avenue
Davis, CA 95618
Telephone:	530-302-8289
Facsimile:	530-302-0189
Attention:	Linda V. Moore, General Counsel
E-mail:	lmoore@marronebio.com

With a copy (for informational purposes only) to:
Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105
Telephone:	415-258-6213
Facsimile:	415-276-7201
Attention:	Alfredo B. D. Silva, Esq.
Email:	ASilva@mofo.com

If to the Transfer Agent:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Telephone:	718-921-8337
Facsimile:	718-765-8795
Attention:	Craig Colosso, Relationship Manager
E-mail:	ccolosso@amstock.com

If to Investors’ Counsel:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
Attention:	Eleazer Klein, Esq.
Email:	eleazer.klein@srz.com

If to an Investor, to its address, facsimile number and/or email address set forth on the Schedule of Investors attached hereto, with copies to such Investor’s representatives as set forth on the Schedule of Investors, or to such other address, facsimile number and/or email address to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail transmission containing the time, date, recipient facsimile number or e-mail address and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

20

                                               (d)            Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                                               (e)            All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                                               (f)            If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

                                               (g)            This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

21

                                               (h)            Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

                                               (i)             The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                                               (j)             This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission or electronic mail of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                                               (k)            Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                                               (l)            All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders, determined as if all of the Warrants held by Investors then outstanding have been exercised for Registrable Securities without regard to any limitations on exercise of the Warrants.

                                               (m)            The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

                                               (n)            This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

                                               (o)            The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

* * * * * *

[Signature Page Follows]

22

                              IN WITNESS WHEREOF, each Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

MARRONE BIO INNOVATIONS, INC.

By:
Name: Pamela G. Marrone
Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]

                              IN WITNESS WHEREOF, each Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

INVESTORS:

OSPRAIE AG SCIENCE LLC

By:
Name: Dwight Anderson
Title: Managing Member

[Signature Page to Registration Rights Agreement]

                              IN WITNESS WHEREOF, each Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

INVESTORS:

ARDSLEY PARTNERS RENEWABLE ENERGY FUND, L.P.

By:
Name: Steve Napoli
Title: Partner

[Signature Page to Registration Rights Agreement]

                              IN WITNESS WHEREOF, each Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

INVESTORS:

VAN HERK INVESTMENTS B.V.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

                              IN WITNESS WHEREOF, each Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

INVESTORS:

IVY SCIENCE & TECHNOLOGY FUND,

By:	Ivy Investment Management Company, its investment adviser,

By:
Name: Zachary H. Shafran
Title: Senior Vice President

WADDELL & REED ADVISORS SCIENCE & TECHNOLOGY FUND,

By:	Waddell & Reed Investment Management Company, its investment adviser,

By:
Name: Zachary H. Shafran
Title: Senior Vice President

IVY VIP SCIENCE & TECHNOLOGY,

By:	Ivy Investment Management Company, its investment adviser,

By:
Name: Zachary H. Shafran
Title: Senior Vice President

[Signature Page to Registration Rights Agreement]

                              IN WITNESS WHEREOF, each Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

INVESTORS:

GORDON SNYDER, as Administrative Agent

By:
Name: Gordon Snyder
Title: Administrative Agent

[Signature Page to Registration Rights Agreement]

                              IN WITNESS WHEREOF, each Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

INVESTORS:

NATIONAL SECURITIES CORPORATION, as Placement Agent

By:
Name: Jonathan Rich
Title: EVP – Head of Investment Banking

[Signature Page to Registration Rights Agreement]

SCHEDULE OF INVESTORS

Investor	Investor Address and Facsimile Number	Investor’s Representative’s Address and Facsimile Number

Ospraie Ag Science LLC	c/o Ospraie Management LLC	Schulte Roth & Zabel LLP
	437 Madison Avenue, 28th Floor	919 Third Avenue
	New York, NY 10022	New York, NY 10022
	Attention: Dwight Anderson	Attention: Eleazer Klein, Esq.
	Telephone: (212) 602-5000	Facsimile: (212) 593-5955
	Email: dwighta@ospraie.com	Telephone: (212) 756-2000
Email: eleazer.klein@srz.com

and

ParkRiver Fund Solutions
437 Madison Avenue, 28th Floor
New York, NY 10022
Attention: Scott Baglio
Telephone: (212) 602-5002
Email: sbaglio@parkriverfs.com

Ardsley Partners Renewable Energy Fund, L.P.	Ardsley Partners Renewable Energy Fund, L.P.	Tannenbaum Helpern Syracuse &
	262 Harbor Drive, 4th Floor	Hirschtritt LLP
	Stamford, CT 06902	900 Third Avenue
	Attention: Steve Napoli	New York, NY 10022
	Facsimile: (203) 355-0715	Attention: Wayne H. Davis
	Telephone: (203) 564-4230	Tel: (212) 508-6705
	Email: steve@ardsley.com	Fax: (646) 390-6971
Email: davis@thsh.com

Van Herk Investments B.V.	c/o Van Herk Investments B.V.	N/A
Lichtenauerlaan 30, 3062ME Rotterdam,
The Netherlands
Attention: E.G.A. Esveld
Telephone: +31 (0)10 241 1555
Email: e.esveld@vanherkgroep.nl

Ivy Science & Technology Fund;	c/o Ivy Investment Management Company	Kimberly A. Wingate
Waddell & Reed Advisors Science	Waddell & Reed Investment Management	Waddell & Reed Financial, Inc.
& Technology Fund;	Company	6320 Lamar Avenue, Suite 110
Ivy VIP Science & Technology	6300 Lamar Avenue	Overland Park, KS 66202
	Overland Park, KS 66202	Telephone: (913) 236-2672
	Attention: Zachary H. Shafran,	Email: kwingate@waddell.com
Senior Vice President
Facsimile: (913) 236-1781
Telephone: (913) 236-1842
Email: zshafran@waddell.com

Gordon Snyder, as	Gordon Snyder	Barrie Cowan
Administrative Agent	28 Middle Street, Suite 100	595 Laidley Street
	Keene, NH 03431	San Francisco, CA 94131
	Telephone: (603) 721-9500	Telephone: (415) 244-9095
	Email: gordonsnyder@pobox.com	Email: (415) 358-9710

National Securities Corporation	National Securities Corporation	N/A
200 Vesey Street, 25th Floor
New York, NY 10281
Telephone: 212-380-2819
Facsimile: 212-380-2828
Attention: Jonathan Rich, EVP-Head of
Investment Banking
Email: jrich@nationalsecuritiesib.com

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Telephone: 718-921-8337

Facsimile: 718-765-8795

Attention: Craig Colosso, Relationship Manager

E-mail: ccolosso@amstock.com

               Re:         Marrone Bio Innovations, Inc.

Ladies and Gentlemen:

                              [We are][I am] counsel to Marrone Bio Innovations, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Registration Rights Agreement, dated as of December 15, 2017 (the “Registration Rights Agreement”), entered into by and among the Company and the persons named therein (collectively, the “Holders”) pursuant to which the Company agreed, among other things, to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on                       , 201_, the Company filed a Registration Statement on Form S-3 (File No. 333- _) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

                              In connection with the foregoing, [we][I] advise you that a member of the SEC’s staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and to [our][my] knowledge, based on a review of the Stop Orders page of the SEC’s website, there has not been issued any stop order suspending its effectiveness nor have there been any proceedings for that purpose instituted nor are any such proceedings pending before or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                              This letter shall serve as our standing instruction to you that the shares of Common Stock are freely transferable by the Holders pursuant to the Registration Statement. You need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Holders as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated               , 2018.

Very truly yours,

[ISSUER'S COUNSEL]

By:
A-1

CC:             [LIST NAMES OF HOLDERS]

A-2

EXHIBIT B

SELLING STOCKHOLDERS

               The common stock being offered by the selling stockholders are those previously issued to the selling stockholders, and those issuable to the selling stockholders, upon exercise of the warrants. For additional information regarding the issuances of those shares of common stock and warrants, see “Private Placement of Common Shares and Warrants” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and the warrants, the selling stockholders have not had any material relationship with us within the past three years.

               The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock and warrants, as of                , 2018, assuming exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on exercises.

               The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

               In accordance with the terms of a registration rights agreement with the selling stockholders, this prospectus generally covers the resale of at least the sum of (i) the maximum number of shares of common stock issued and (ii) the maximum number of shares of common stock issuable upon exercise of the related warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Annex I-1

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering

Ospraie Ag Science LLC

Ardsley Partners Renewable Energy
Fund, L.P.

Van Herk Investments B.V.

Ivy Science & Technology Fund;
Waddell & Reed Advisors Science &
Technology Fund; Ivy VIP Science &
Technology

Gordon Snyder

National Securities Corporation
Annex I-2

PLAN OF DISTRIBUTION

               We are registering the shares of common stock previously issued and upon exercise of the warrants to permit the resale of these shares of common stock by the holders thereof and holders of the shares of common stock warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

               The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the- counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;
Annex I-3

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

               If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

               The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

               The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

               Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Annex I-4

               There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

               The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

               We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $             in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

               Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Annex I-5

EXHIBIT C

ADVISORY POOL TERMS AND CONDITIONS

•	The Advisory Pool shall cover 4,000,000 shares of Common Stock, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof

•	Awards under the Advisory Pool shall be granted in the manner directed by the Lead Investor, subject to the following:

•	Each such award shall be in the form of an option to purchase shares of Common Stock, having an exercise price per share of Common Stock equal to the greater of (i) $1.00 or (ii) the “fair market value” per share of Common Stock on the grant date thereof, determined in accordance with Section 409A of the Code, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after such grant date

•	All Options issued to Advisory Members under the Advisory Pool shall be exercisable from and after the one (1) year anniversary of issuance (the “Initial Exercisability Date”) until December 31, 2020; provided, however, that the Options may be exercisable prior to the Initial Exercisability Date solely in connection with a Change of Control. As used herein, a “Change of Control” means any Fundamental Transaction (as defined in the Warrants) other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respect, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

•	Any shares of Common Stock covered by each such Option (or portion thereof) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be returned to the Advisory Pool

•	Each such Option shall have a term expiring on December 31, 2020

•	The exercise price for each such Option shall be payable by check or cash (and may not be exercised “net”)

EXHIBIT D

FORM OF TRANSFER AGENT INSTRUCTIONS

MARRONE BIO INNOVATIONS, INC.

             , 2018

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Telephone: 718-921-8337

Facsimile: 718-765-8795

Attention: Craig Colosso, Relationship Manager

E-mail: ccolosso@amstock.com

Ladies and Gentlemen:

                              Reference is made to that certain Securities Purchase Agreement, dated as of December 15, 2017 (the “Agreement”), by and among Marrone Bio Innovations, Inc., a Delaware corporation (the “Company”), and the investors named on the Schedule of Buyers attached thereto (collectively, the “Holders”), pursuant to which the Company is issuing to the Holders (i) shares (the “Common Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), and (ii) warrants (the “Warrants”), which will be exercisable to purchase Common Stock.

                              This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time):

                              (i) to issue or re-issue, as the case may be, Common Stock upon transfer or resale of the Common Shares; and

                              (ii) to issue shares of Common Stock upon the exercise of the Warrants (the “Warrant Shares”) to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Exercise Notice, in the form attached hereto as Exhibit I, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon.

                              You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company’s legal counsel that either (i) a registration statement covering resales of the Common Shares and the Warrant Shares has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), or (ii) sales of the Common Shares and the Warrant Shares may be made in conformity with Rule 144 under the 1933 Act (“Rule 144”) and (b) if applicable, a copy of such registration statement, then within the earlier of (i) two (2) business days and (ii) the number of trading days comprising the standard settlement period on the Company’s primary trading market with respect to the Common Stock as in effect on the date of delivery of a notice of transfer or the applicable Exercise Notice, as the case may be, in each case, of your receipt of a notice of transfer or Exercise Notice, you shall issue the certificates representing the Common Shares and/or the Warrant Shares, as applicable, registered in the names of such transferees, and such certificates shall not bear the following (or any other) legend; provided, however, that if such Common Shares and Warrant Shares are not registered for resale under the 1933 Act or able to be sold under Rule 144, then the certificates for such Common Shares and/or Warrant Shares shall bear the following legend (and a stop-transfer order may be placed against transfer of such Common Shares and/or Warrant Shares); and, provided further, that during the Lock-Up Period (as defined in the Agreement), a stop-transfer order may be placed against transfer of such Common Shares and/or Warrant Shares regardless of whether the conditions preceding the foregoing clause have been satisfied:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR ASSIGNED ONLY (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, INCLUDING RULE 144 UNDER SAID ACT, IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AND, IN CASE OF (II) OTHER THAN PURSUANT TO RULE 144, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NOTWITHSTANDING THE FOREGOING, AFTER THE DATE THAT IS 180 DAYS FROM ISSUANCE, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

                              A form of written confirmation from the Company’s outside legal counsel that a registration statement covering the resales of the Common Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit II.

                              Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at               .

Very truly yours,

MARRONE BIO INNOVATIONS, INC.

By:
Name:
Title:

THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO

this              day of              , 2018

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

Enclosures

cc:	Ospraie Ag Science LLC
Ardsley Partners Renewable Energy Fund, L.P. Van Herk Investments B.V.
Eleazer Klein, Esq.

EXHIBIT I

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT TO PURCHASE COMMON STOCK

MARRONE BIO INNOVATIONS, INC.

              The undersigned holder hereby exercises the right to purchase                    shares of Common Stock (“Warrant Shares”) of Marrone Bio Innovations, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

              1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                                               a “Cash Exercise” with respect to                   Warrant Shares; and/or

                                           a “Cashless Exercise” with respect to                   Warrant Shares.

               2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $            to the Company in accordance with the terms of the Warrant.

           3. Delivery of Warrant Shares. The Company shall deliver to the holder                Warrant Shares in accordance with the terms of the Warrant.

Date:	,

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

              The Company hereby acknowledges this Exercise Notice and hereby directs American Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated                ,             from the Company and acknowledged and agreed to by American Stock Transfer & Trust Company.

MARRONE BIO INNOVATIONS, INC.

By:
Name:
Title:

EXHIBIT II

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Telephone: 718-921-8337

Facsimile: 718-765-8795

Attention: Craig Colosso, Relationship Manager

E-mail: ccolosso@amstock.com

               Re:         Marrone Bio Innovations, Inc.

Ladies and Gentlemen:

                              [We are][I am] counsel to Marrone Bio Innovations, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Registration Rights Agreement, dated as of December 15, 2017 (the “Registration Rights Agreement”), entered into by and among the Company and the persons named therein (collectively, the “Holders”) pursuant to which the Company agreed, among other things, to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on              , 201_, the Company filed a Registration Statement on Form S-3 (File No. 333-_______________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

                              In connection with the foregoing, [we][I] advise you that a member of the SEC’s staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and to [our][my] knowledge, based on a review of the Stop Orders page of the SEC’s website, there has not been issued any stop order suspending its effectiveness nor have there been any proceedings for that purpose instituted nor are any such proceedings pending before or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the

Registration Statement.

                              This letter shall serve as our standing instruction to you that the shares of Common Stock are freely transferable by the Holders pursuant to the Registration Statement. You need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Holders as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated              , 2018.

Very truly yours,

[ISSUER’S COUNSEL]

By:

CC:             [LIST NAMES OF HOLDERS]

EXHIBIT E

FORM OF OPINION OF COMPANY’S UNITED STATES COUNSEL

                              1.             The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, and Marrone Michigan Manufacturing LLC is validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Company has full corporate power and authority required to own or lease, as the case may be, its properties and conduct its business as disclosed in the Company’s Annual Report on Form 10-K filed April 3, 2017 and any subsequent filing made by the Company under the 1934 Act. The Company is duly qualified to do business as a foreign entity and is in good standing under the laws of the State of California.

                              2.             The Company has the requisite corporate power and authority to execute, deliver and perform all of its obligations under the Securities Purchase Agreement, the Registration Rights Agreement and the Warrants (the “Documents”) including, without limitation, the issuance of the Common Shares and the Warrants in accordance with the terms of the Securities Purchase Agreement and the issuance of the Warrant Shares in accordance with the terms of the Warrants, and the Securities Purchase Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company. The Securities Purchase Agreement and the Registration Rights Agreement constitute valid and binding agreements or obligations of the Company, enforceable against the Company in accordance with their respective terms.

                              3.             The execution, delivery and performance of the Documents by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Common Shares, the Warrants and the Warrant Shares, do not and will not (i) violate or result in a violation of the Company’s Certificate of Incorporation or Bylaws, (ii) violate or result in a violation of any judgment, order or decree applicable to the Company, or constitute a breach of the terms, conditions or provisions of or constitute a default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a default), or give rise to any right of termination, cancellation or acceleration under any contract, undertaking, indenture or other agreement filed with the SEC by the Company (the “Publicly Filed Documents”) or (iii) violate any statute, rule or regulation of the United States to which the Company is bound or to which any of its property is subject.

                              4.             The Common Shares to be issued and sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Securities Purchase Agreement, will be validly issued, fully paid and nonassessable. The Warrant Shares to be issued and sold by the Company have been duly authorized and reserved for issuance, when issued and delivered against payment therefor (including, pursuant to a Cashless Exercise (as defined in the Warrants)) in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable. Except as otherwise provided in the Documents or described in the Publicly Filed Documents, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any of the Common Shares, Warrants or Warrant Shares pursuant to the Company’s Certificate, Bylaws or any Publicly Filed Document to which the Company is a party or by which the Company is bound.

                              5.             The offer and sale of the Common Shares and the Warrants in accordance with the Securities Purchase Agreement and the issuance and delivery of the Warrant Shares in accordance with the Warrants constitute transactions exempt from the registration requirements of the 1933 Act.

                              6.             No authorization, approval, consent or order of, or filing with, the Principal Market or any federal, State of California or State of Delaware governmental body, regulatory agency, or court is required to be obtained or made by the Company to enter into and perform its obligations under the Documents, including the issuance and sale of the Common Shares, the Warrants or the Warrant Shares in accordance with the Documents, except (i) filings pursuant to the 1934 Act, (ii) such as have been made with and obtained from the Principal Market, (iii) any action necessary in order to qualify the Common Shares, the Warrants and the Warrant Shares under applicable securities or “Blue Sky” laws of any jurisdiction or the bylaws, rules and regulations of FINRA in connection with the purchase and distribution of the Securities by you in the manner contemplated in the Securities Purchase Agreement, as to which we express no opinion, and (iv) in any case where the failure to obtain such consent, approval or authorization, or to make such filing, would not result in a Material Adverse Effect.

                              7.             We are not representing the Company in any pending litigation in which it is a named defendant that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Documents. With respect to the foregoing, we have not conducted a public docket search in any jurisdiction with respect to litigation that may be pending against the Company or any of its officers or directors or undertaken any further inquiry (except as set forth herein).

                              8.             The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

EXHIBIT F

MARRONE BIO INNOVATIONS, INC.

FORM OF SECRETARY’S CERTIFICATE

                              The undersigned hereby certifies that she is the duly elected, qualified and acting Secretary of Marrone Bio Innovations, Inc., a Delaware corporation (the “Company”), and that as such she is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Securities Purchase Agreement, dated as of December 15, 2017, by and among the Company and the investors listed on the Schedule of Buyers attached thereto (the “Securities Purchase Agreement”), and further certifies in her official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

1.	Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions of the Board of Directors of the Company, dated December 13, 2017. The resolutions contained in Exhibit A have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since the date of their adoption to and including the date hereof and are now in full force and effect.

2.	Attached hereto as Exhibit B is a true, correct and complete copy of the Certificate of Incorporation of the Company, together with any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Certificate of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

3.	Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company, together with any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

4.	Each person listed below has been duly elected or appointed to the position(s) indicated opposite his or her name and is duly authorized to sign the Securities Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature

Pamela G. Morrone, Ph.D.	Chief Executive Officer

James B. Boyd	President and Chief Financial Officer

Linda V. Moore	Executive Vice President, General Counsel and Secretary

                              IN WITNESS WHEREOF, the undersigned has hereunto set her hand as of this          day of              2018.

Linda V. Moore
Secretary

                              I, James B. Boyd, President and Chief Financial Officer, hereby certify that Linda V. Moore is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is her true signature.

James B. Boyd
President and Chief Financial Officer

EXHIBIT A

Board Resolutions

EXHIBIT B

Certificate of Incorporation

EXHIBIT C

Bylaws

EXHIBIT G

MARRONE BIO INNOVATIONS, INC.

FORM OF OFFICER’S CERTIFICATE

               The undersigned Chief Executive Officer of Marrone Bio Innovations, Inc., a Delaware corporation (the “Company”), hereby represents, warrants and certifies to the Buyers (as defined below), pursuant to Section 7(viii) of the Agreement (as defined below), as follows:

1.	The representations and warranties of the Company set forth in Section 3 of the Securities Purchase Agreement, dated as of December 15, 2017 (the “Agreement”), among the Company and the investors identified on the Schedule of Buyers attached to the Agreement (the “Buyers”), are true and correct in all material respects as of the date hereof (except for representations and warranties that speak as of a specific date, which are true and correct as of such specified date).

2.	The Company has performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied and complied with by the Company at or prior to the date hereof.

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Agreement.

                              IN WITNESS WHEREOF, the undersigned has executed this certificate this              day of              , 2018.

Name: Pamela G. Marrone, Ph.D.
Title: Chief Executive Officer

EXHIBIT H

FORM OF LOCK-UP AGREEMENT

MARRONE BIO INNOVATIONS, INC.

             , 2018

Marrone Bio Innovations, Inc.

1540 Drew Avenue

Davis, CA 95618

Telephone: 530-302-8289

Facsimile: 530-302-0189

Attention: Linda V. Moore, General Counsel

E-mail: lmoore@marronebio.com

               Re: Marrone Bio Innovations, Inc. - Lock-Up Agreement

Dear Sirs:

               This Lock-Up Agreement is being delivered to you in connection with the Securities Purchase Agreement (the “Purchase Agreement”), dated as of December 15, 2017, by and among Marrone Bio Innovations, Inc. (the “Company”) and the investors party thereto (the “Buyers”), with respect to the issuance of (i) shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) and (ii) warrants (the “Warrants”), which Warrants will be exercisable to purchase Common Stock. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

               In order to induce the Buyers to enter into the Purchase Agreement, the undersigned agrees that, commencing on the Closing Date and ending 180 days after the Closing Date (the “Lock-Up Period”), the undersigned will not, and will cause all affiliates (as defined in Rule 144 promulgated under the 1933 Act) of the undersigned not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock or Common Stock Equivalents, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to any shares of Common Stock or Common Stock Equivalents owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively, the “Undersigned’s Shares ”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Undersigned’s Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, (iii) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or Common Stock Equivalents or (iv) publicly disclose the intention to do any of the foregoing.

               The foregoing restriction is expressly agreed to preclude the undersigned, and any affiliate of the undersigned, from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.

               Notwithstanding the foregoing, the restrictions shall not apply to (i) any transfers of the Undersigned’s Shares as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) any transfers to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) any distributions by a trust to its beneficiaries, provided that such beneficiaries agree to be bound in writing by the restrictions set forth herein, (iv) distributions of the Undersigned’s Shares to limited partners, limited liability company members or stockholders of the undersigned provided that such Persons agree to be bound in writing by the restrictions set forth herein or (v) the entry by the undersigned into any plan under Rule 10b5-1 of the Exchange Act, provided that in the case of clause (v), no sales shall be permitted to be made under such plan, and no public disclosure or filing under the Exchange Act by any party shall be required, or made voluntarily, in connection with the adoption of any such plan prior to the expiration of the Lock-Up Period, and provided further that the undersigned may make sales pursuant to a plan under Rule 10b5-1 of the Exchange Act established prior to the date of this Lock-Up Agreement, which shall not be amended during the Lock-Up Period, so long as any filing under Section 16(a) of the Exchange Act that is made in connection with any such sales during the Lock-Up Period shall state that such sales have been executed pursuant to a plan under Rule 10b5-1 of the Exchange Act entered into prior to the beginning of the Lock-Up Period. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by the immediately preceding sentence, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent (the “Transfer Agent”) and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

               In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the Transfer Agent from effecting any actions in violation of this Lock- Up Agreement.

               The undersigned acknowledges that the execution, delivery and performance of this Lock-Up Agreement is a material inducement to each Buyer to complete the transactions contemplated by the Purchase Agreement and that the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Lock-Up Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Purchase Agreement.

2

               The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

               This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

               This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Lock- Up Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

               This Lock-Up Agreement shall terminate upon the earliest to occur of (i) termination of the Purchase Agreement, (ii) expiration of the Lock-up Period [or (iii) the undersigned ceasing to serve as an officer or director of the Company][To be inserted in all Lock-Up Agreements, except for the Lock-Up Agreement for Pamela G. Marrone].

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Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

Agreed to and Acknowledged:

MARRONE BIO INNOVATIONS, INC.

By:
Name:
Title:
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